UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

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☐ Preliminary Proxy Statement

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☒ Definitive Proxy Statement

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☐ Soliciting Material Pursuant to §240.14a-12

MSP Recovery, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

MSP RECOVERY

DISCOVER. RECOVER.

Notice of 2025 Annual Meeting of Shareholders and Proxy Statement

Friday, August 8, 2025
10:00 a.m. Eastern Time

Virtual Meeting Site:
www.proxyvote.com/MSPR

3150 SW 38th Avenue

Suite 1100

Miami, Florida 33146

June 27, 2025

Dear fellow MSP Recovery stockholders:

It is my pleasure to invite you to attend the 2025 Annual Meeting of Stockholders (the “Annual Meeting”) of MSP Recovery, Inc. (“MSP Recovery” or the “Company”) to be held at 10:00 a.m. Eastern Time on Friday, August 8, 2025 by means of a live virtual-only on-line webcast.

The accompanying Notice of Annual Meeting and Proxy Statement describes the specific matters to be voted upon during the Annual Meeting. At the meeting, we will provide an opportunity for you to ask questions pertaining to our business.

Whether you own a few or many shares of MSP Recovery, and whether or not you plan to attend the Annual Meeting, it is important that your shares be represented at the Annual Meeting. Your vote is important and we ask that you please cast your vote as soon as possible.

On behalf of the Board of Directors and the officers and employees of MSP Recovery, I would like to take this opportunity to thank you for your continued support of MSP Recovery.

Sincerely,

John H. Ruiz
Chief Executive Officer Chairman of the Board

2025 Proxy Statement - 3

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Proxy Statement contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Forward-looking statements are all statements (and their underlying assumptions) included in this Proxy Statement that refer, directly or indirectly, to future events or outcomes and, as such, are inherently not factual, but rather reflect only our current projections for the future. Consequently, forward-looking statements usually include words such as “estimate,” “intend,” “plan,” “predict,” “seek,” “may,” “will,” “should,” “would,” “could,” “anticipate,” “expect,” “believe,” or similar words, in each case, intended to refer to future events or circumstances. Our future results may differ materially from our past results due to various uncertainties and risks, including, but not limited to, those included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our 2024 Annual Report. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof and are based upon information available to us at this time. These statements are not guarantees of future performance. We disclaim any obligation to update information in any forward-looking statement. Actual results could vary from our forward-looking statements due to the factors described in our 2024 Annual Report, as well as other important factors.

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PROXY SUMMARY

We are providing this proxy statement (“Proxy Statement”) to shareholders in connection with the solicitation by the Board of Directors (the “Board”) of MSP Recovery, Inc., a Delaware corporation (the “Company,” “we,” “us,” or “our”), of proxies to be voted at the annual meeting of shareholders to be held virtually on August 8, 2025 (the “Annual Meeting”), for the purposes set forth in the accompanying notice. This proxy summary is intended to provide an overview of the items contained in this Proxy Statement. We encourage you to read the entire Proxy Statement prior to voting your shares.

Annual Meeting of Shareholders

Date and Time:	Friday, August 8, 2025 at 10:00 a.m., Eastern Time
Place:	Via webcast at www.proxyvote.com/MSPR
Record Date	Shareholders as of June 11, 2025 are entitled to vote and attend

Proposals and Board Recommendations
		Board Recommendation	Page Reference
Proposal 1	Election of the Director Nominees identified in this Proxy Statement.	FOR	26
Proposal 2	Ratification of the appointment of Deloitte & Touche LLP to serve as independent registered public accounting firm for the year 2025.	FOR	35

2025 Proxy Statement - 5

Director Nominees and Corporate Governance Highlights

Our Board of Directors currently consists of seven directors divided into three classes: Class I, Class II and Class III. There are currently two Class I directors, two Class II directors, and three Class III directors, with one class being elected each year to serve staggered three-year terms. The following table provides summary information about each director nominee and continuing director.

Current Directors and Director Nominees

Director Name	Age	Director Since	Committees	Independent
Class III Director - Nominees
John H. Ruiz (Chairman)	58	2022	Nominating and Corporate Governance (Chair)
Frank C. Quesada	45	2022	Nominating and Corporate Governance
Ophir Sternberg	55	2022		✓
Class I Directors - Terms Expire in 2026
Roger Meltzer	74	2022	Audit Committee	✓
Beatriz M. Assapimonwait	63	2022	Compensation Committee	✓
Class II Directors - Terms Expire in 2027
Michael F. Arrigo	66	2022	Compensation Committee (Chair); Audit Committee	✓
Thomas Hawkins	64	2022	Audit Committee (Chair)	✓

Corporate Governance Highlights

✓	Diverse Board with effective mix of skills, experience, and perspectives	✓	Broad Code of Conduct and Business Ethics for directors, officers, and employees
✓	71% Independent Directors	✓	100% Independent Audit and Compensation Committees
✓	Prohibition on hedging, pledging, or short sales of our stock	✓	Independent compensation consultant
✓	Comprehensive trading policy for directors, executives, and employees	✓	Single class voting structure (one share, one vote)
✓	No stockholder rights plan (“poison pill”)	✓	Executive Sessions without Management

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Definitions

Unless otherwise stated or unless the context otherwise requires, the terms “we,” “us,” “our,” and the “Company” refer to MSP Recovery, Inc. As used in this Proxy Statement and Notice of Annual Shareholders’ Meeting, unless otherwise noted or the context otherwise requires, the terms below are defined as follows:

“2024 Annual Report” means our Annual Report on Form 10-K for the period ending December 31, 2024, filed with the SEC on April 16, 2025.

“Algorithm” refers to a set of instructions that perform a particular action. Our team of data scientists and medical professionals create proprietary instruction sets, or “Algorithms,” to identify recovery opportunities within the data sets of our Assignors’ Claims. Our proprietary Algorithms incorporate various data points within the data sets of our Assignors’ Claims, which may include, but are not limited to, medical coding classification systems such as diagnosis codes (e.g., ICD-8/ICD-9/ICD-10 codes), procedure codes (e.g., CPT codes), and drug codes (e.g., NDC codes); non-medical data such as demographics and date ranges; and data from public sources such as crash reports, offense incident reports, and other reports that provide details as to an occurrence. These Algorithms are then applied to our Assignors’ aggregated Claims data, filtering through the billions of lines of data from our Assignors to identify recoverable opportunities consistent with a given Algorithm’s criteria. Identified potential recoveries are then further quality reviewed by our medical team;

“Assignor” means a healthcare payer, provider, or other entity that irrevocably assigned Claims to the Company or a subsidiary thereof;

“Billed Amount” (a/k/a the charged amount or retail price) is the full commercial value of services billed by the provider, or the full charge that the provider would ordinarily bill for the service provided. The Billed Amount for a specific procedure code is based on the provider and may vary from location to location. Where a Billed Amount is not provided in the data received from the Assignor, the Company uses paid amount or paid adjusted values, where available, to extrapolate an approximate Billed Amount value. Where we have to extrapolate a Billed Amount to establish damages, the calculated amount may be contested by opposing parties;

“Board” means the board of directors of the Company;

“Business Combination” means the transactions consummated on May 23, 2022 pursuant to the MIPA (as defined below), as described in more detail in Note 1, Description of the Business, to the consolidated financial statements included in our 2024 Annual Report;

“Claim” means the right, title to, and/or interest in, any and all claims or potential claims, including all related reimbursement and recovery rights, which the Company has, may have had, or may have in the future assigned to it (whether or not asserted), including all rights to causes of action and remedies against any third-party, whether a primary payer or responsible party, at law or in equity. The term “Claim” typically includes but is not limited to: (i) claims arising under consumer protection statutes and laws; (ii) claims arising under the Medicare and Medicare Advantage secondary payer statutes, whether based in contract, tort, statutory right, or otherwise, in connection with the payment to provide healthcare services or supplies; (iii) claims arising under any state statutes and common laws irrespective of the rights that are conferred to the Company through assignment or otherwise; and (iv) all right, title, and interest to any recovery rights that may exist for any potential cause of action where a responsible party or primary payer is liable, even where it has not been established because liability is not yet proven as of the date that the

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Claim is identified or discovered, together with all receivables, general intangibles, payment intangibles, and other rights to payment now existing or hereafter arising and all products and proceeds of the foregoing;

“Class A Common Stock” means the shares of the Company’s Class A common stock, par value $0.0001 per share;

“Class B Unit” means the non-voting economic Class B Units of Opco, as described in more detail in Note 1, Description of the Business, to the consolidated financial statements included in our 2024 Annual Report;

“Class V Common Stock” means the shares of the Company’s Class V common stock, par value $0.0001 per share;

“Common Stock” means shares of the Company’s Class A Common Stock and Class V Common Stock;

“Company” means MSP Recovery, Inc., a Delaware corporation;

“Exchange Act” means the Securities Exchange Act of 1934, as amended;

“HMO” means health maintenance organization;

”HHI” means Hazel Holdings I LLC, a Delaware limited liability company;

“HPH” means Hazel Partners Holdings, LLC, a Delaware limited liability company;

“Incentive Plan” means the MSP Recovery Omnibus Incentive Plan effective May 18, 2022, a copy of which is filed as an Exhibit 10.16 to our Form S-1 Registration Statement filed on November 30, 2022;

“Law Firm” means La Ley con John H. Ruiz P.A. d/b/a MSP Recovery Law Firm and MSP Law Firm PLLC;

“Members” means members of the MSP Purchased Companies, as defined in the MIPA (as defined below);

“MIPA” means the Membership Interest Purchase Agreement, dated as of July 11, 2021, as described in more detail in Note 1, Description of the Business, to the consolidated financial statements included in our 2024 Annual Report;

“MSP Act” means Medicare Secondary Payer Act;

“MSP Laws” means the MSP Act and associated federal regulations;

“MSP Principals” means the Chairman of the Board and Chief Executive Officer, John H. Ruiz, and the Director and Chief Legal Officer, Frank C. Quesada;

“MSP Recovery” means MSP Recovery, LLC, a Florida limited liability company;

“Near Real-Time” pertains to the timeliness of data or information that has been delayed by the time required for electronic communication and automatic data processing, implying that there are typically no significant delays;

“New Warrants” means 1,028,000,000 warrants, each exercisable to purchase 1/625 of one share of Class A Common Stock (but only exercisable in lots of 625 to purchase whole shares), which were issued as a dividend to the holders of record of Class A Common Stock as of the close of business on the date of Closing;

“Opco” means Lionheart II Holdings, LLC, a Delaware limited liability company and a wholly owned subsidiary of the Company;

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“Paid Amount” (a/k/a Medicare Paid Rate or wholesale price) means the amount paid to the provider from the health plan or insurer. This amount varies based on the party making payment. For example, Medicare typically pays a lower fee for service rate than commercial insurers. The Paid Amount is derived from the Claims data we receive from our Assignors. In the limited instances where the data received lacks a paid value, our team calculates the Paid Amount with a formula. The formula used provides rates for outpatient services and is derived from the customary rate at the 95th percentile as it appears from standard industry commercial rates or, where that data is unavailable, the billed amount if present in the data. These amounts are then adjusted to account for the customary Medicare adjustment to arrive at the calculated Paid Amount. Management believes that this formula provides a conservative estimate for the Medicare paid amount rate, based on industry studies which show the range of differences between private insurers and Medicare rates for outpatient services. We periodically update this formula to enhance the calculated paid amount where that information is not provided in the data received from our Assignors. Management believes this measure provides a useful baseline for potential recoveries, but it is not a measure of the total amount that may be recovered in respect of potentially recoverable Claims, which in turn may be influenced by any applicable potential statutory recoveries such as double damages or fines, as described below. As of March 31, 2025, this calculation accounts for an approximate 6.85% increase in the total Paid Amount. Where we have to extrapolate a Paid Amount to establish damages, the calculated amount may be contested by opposing parties;

“Recovery Proceeds” means, with respect to any Claim, any and all gross proceeds recovered, including compensation, interest, penalties, and fees which may be paid or payable with respect to such Claim (including any and all cash, securities, instruments or other property which may be paid or issued by defendants or third parties in litigation proceedings in satisfaction of such Claim);

“SEC” means the U.S. Securities and Exchange Commission;

“Securities Act” means the Securities Act of 1933, as amended;

“Series” means series of Delaware series limited liability companies, formed pursuant to the Delaware law, that are used by the Company to own and segregate assets, including CCRAs;

“Series MRCS” means Series MRCS, a series of MDA, Series LLC, a Delaware series limited liability company;

“Sponsor” means Lionheart Equities, LLC, a Delaware limited liability company;

“Up-C Unit” means each pair consisting of one share of Class V Common Stock and one Class B Unit, as described in more detail in Note 1, Description of the Business, to the consolidated financial statements included in our 2024 Annual Report;

“Virage” means Virage Capital Management LP, a Delaware limited partnership;

“VRM” means Virage Recovery Master LP, a Delaware limited partnership and affiliate of Virage;

“VRM MSP” means VRM MSP Recovery Partners LLC, a Delaware limited liability company and joint investment vehicle of VRM, Series MRCS, and MSP Recovery;

“VRM Warrants” refers to those warrant agreements issued pursuant the Virage MTA Amendment (as defined herein), including an initial warrant (the “Initial VRM Warrant”) and monthly warrants (the “Monthly VRM Warrants”), to purchase Class A Common Stock at $0.0001 per share, each of which will expire two years from the date of issuance.

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The Initial VRM Warrant, as amended, was issued effective January 1, 2024 in an amount equal to the quotient of 1% of each calendar month end balance of the Unpaid Base Amount (calculated on a cumulative basis) and the VWAP of a share of Class A Common Stock for the five-day period prior to the issuance, beginning with May 24, 2023 and ending December 31, 2023, thus entitling VRM to purchase 1,131,934 shares of Class A Common Stock at an exercise price of $0.0025 per share, with an expiration date of January 1, 2026.

The Monthly VRM Warrants were issued each calendar month, with original issuance dates beginning with January 31, 2024 and ending December 1, 2024, in an amount equal to the quotient of 1.0% of each calendar month-end balance (which month-end balance shall be increased daily up to 20% per annum based on a formula set forth in the Virage MTA Amendment) of the amount owing to Virage as of each preceding calendar month end and the VWAP of a share of our Class A Common Stock (the “1% Fee”). Until our obligations to Virage are paid in full, the Company had the option every month to pay Virage in one or a combination of: (a) cash, in an amount equal to 1.0% of each calendar month-end balance (which month-end balance shall be increased daily up to 20% per annum based on a formula set forth in the Virage MTA Amendment) of the amount owing to Virage as of each preceding calendar month end and/or (b) the issuance of subsequent Monthly Virage Warrants. Pursuant to the Virage Term Sheet, issuance of the VRM Warrants was terminated, and the calculated 1% Fee is added to the VRM Full Return principal amount;

“Working Capital Credit Facility” means the credit agreement as described in more detail in Note 9, Claims Financing Obligations and Notes Payable, to the consolidated financial statements included in our 2024 Annual Report;

“Yorkville” means YA II PN, Ltd., a Cayman Islands exempt limited partnership fund managed by Yorkville Advisors Global, LP; and

“Yorkville SEPA” means that certain Standby Equity Purchase Agreement by and among the Company and Yorkville, Dated November 14, 2023.

10 - 2025 Proxy Statement

NOTICE OF MEETING OF ANNUAL SHAREHOLDERS

June 27, 2025

To the MSP Recovery stockholders:

Notice is hereby given that the 2025 Annual Meeting of Stockholders of MSP Recovery, Inc. (the “Company”) will be held at 10:00 a.m. Eastern Time on Friday, August 8, 2025 by means of a live, virtual-only, on-line webcast for the following purposes, as more fully described in the accompanying Proxy Statement:

1.
To re-elect the three Class III directors of the Company as Class III directors, each for a term of three years or until their successors are duly elected and qualified or until their earlier resignation or removal;
2.
To ratify the appointment of Deloitte as the independent registered public accounting firm of the Company for the 2025 fiscal year; and
3.
To transact any other business that is properly presented during the Annual Meeting or any adjournments or postponements of the Annual Meeting.

These proposals are more fully described in the Proxy Statement following this Notice.

The Board recommends that you vote: (i) FOR the re-election of John H. Ruiz, Frank C. Quesada, and Ophir Sternberg to serve as directors of the Company, and (ii) FOR ratification of the appointment of Deloitte as our independent registered public accounting firm for the fiscal year ending December 31, 2025.

The Board has fixed the close of business on June 11, 2025 as the record date for the determination of the stockholders entitled to notice of, and to vote at, the Annual Meeting. Accordingly, only stockholders of record at the close of business on that date will be entitled to vote at the Annual Meeting. A list of the stockholders of record as of the close of business on June 11, 2025 will be available for inspection by any of our stockholders for any purpose germane to the Annual Meeting during normal business hours at our principal executive offices, 3150 SW 38th Avenue, Suite 1100, Miami, Florida 33146 for a period of ten days prior to the Annual Meeting.

We have elected to provide internet access to our proxy materials, which include the proxy statement for our Annual Meeting (the “Proxy Statement”) accompanying this notice, in lieu of mailing printed copies, where permitted. Providing our Annual Meeting materials via the internet reduces the costs associated with our Annual Meeting and lowers our environmental impact, all without negatively affecting our shareholders' ability to timely access Annual Meeting materials.

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We cordially invite you to attend the Annual Meeting. Even if you do not plan to attend the Annual Meeting, we ask that you please cast your vote as soon as possible. As more fully described in the accompanying Proxy Statement, you may revoke your proxy and reclaim your right to vote at any time prior to its use.

By order of the Board of Directors,

John H. Ruiz
Chief Executive Officer Chairman of the Board

YOUR VOTE IS IMPORTANT

Please vote via the Internet or telephone.

Internet: www.proxydocs.com/MSPR

Phone: 1-866-460-4822

If you request a proxy card, please mark, sign, and date the proxy card when received and return it promptly in the self-addressed, stamped envelope we will provide.

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PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

August 8, 2025

This Proxy Statement contains information relating to the solicitation of proxies by the Board of MSP Recovery, Inc. for use at our 2025 Annual Meeting of Stockholders (“Annual Meeting”). Our Annual Meeting will be held at 10:00 a.m. Eastern Time on Friday, August 8, 2025 by means of a live virtual-only on-line webcast.

Only stockholders of record as of the close of business on June 11, 2025 (the “Record Date”) are entitled to receive notice of and vote during the Annual Meeting or any adjournments or postponements of the Annual Meeting. As of the Record Date, there were 4,920,520 shares of Class A Common Stock outstanding and 3,323,146 shares of Class V Common Stock issued and outstanding and entitled to vote during the Annual Meeting. In accordance with the rules of the SEC, we are furnishing our proxy materials, including this proxy statement and our 2024 Annual Report, to our stockholders via the Internet. On or about June 27, 2025, we will mail to our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice of Internet Availability”) that contains instructions on how to access our proxy materials on the Internet and how to vote. Stockholders may request to receive all future proxy materials in printed form by mail or electronically by email by following the instructions contained in the Notice of Internet Availability.

All references in this Proxy Statement to “we,” “us,” and “our” refer to MSP Recovery, Inc.

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ABOUT MSP RECOVERY

MSP Recovery is a leading healthcare reimbursement recovery and data analytics company, providing historical and Near Real-Time solutions for payers, providers, and patients. We focus on discovering losses and recovering improper payments for Medicare, Medicaid, and commercial health insurers, disrupting the antiquated healthcare reimbursement system. We also provide innovative technology and comprehensive services for multiple industries including healthcare and legal.

Medicare and Medicaid are payers of last resort. Too often, they end up being the first and only payers, because the responsible payer is not identified or billed. As Medicare and Medicaid pay a far lower rate than what other insurers are often billed, this costs the healthcare system (and the supporting taxpayers) tens of billions of dollars a year attributable to improper billing and lost recoveries. By discovering, quantifying, and settling the billed-to-paid gap on a large-scale basis, the Company is positioned to generate meaningful annual recovery revenue at high profit margins.

Our access to large volumes of data, sophisticated data analytics platforms, and advanced technology provide a unique opportunity to discover and recover improper healthcare Claims payments. We have developed Algorithms to identify waste, fraud, and abuse in the Medicare, Medicaid, and commercial health insurance sectors. Our team of experienced data scientists and medical professionals analyze historical medical Claims data to identify recoverable opportunities. Once potential recoveries are reviewed by our team, they are aggregated and pursued. Through statutory law and case law, we believe we have an established basis for future recoveries.

We differ from our competitors as we receive our recovery rights through irrevocable assignments of Claims. When we are assigned these rights by our clients, we assume risk that our competitors do not. Rather than provide services under a third-party vendor services contract, we receive the rights to certain recovery proceeds from our Assignors’ Claims (and, in most cases, take assignment of the Claims themselves, allowing us to step into the Assignor clients’ shoes). As we, or our affiliated entities, are assigned the recovery rights associated with Claims, we are the plaintiff in any action filed and therefore exercise control over the direction of the litigation. By receiving Claims through assignment, we can pursue additional recoveries under numerous legal theories that our competitors cannot. Although we own the assigned Claims, for a significant portion of assigned Claims, our ability to pursue recoveries depends on our ongoing access to data associated with those Claims through data access rights granted to us. The termination of said data access rights would substantially impair our ability to generate recoveries on those Claims.

We are entitled to a portion of any recovery rights associated with approximately $1,592 billion in Billed Amount (and approximately $380 billion in Paid Amount), which contains approximately $87.8 billion in Paid Value of Potentially Recoverable Claims, as of March 31, 2025. We believe it would take any competitor significant time to amass the portfolio of Claims rights currently owned

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by us due to, among things, the volume of our Claims data retained and strength of our data analytics, which we believe are key to attracting new clients that are willing to assign Claims to us.

Healthcare Industry

Our business is directly related to the healthcare industry and is affected by healthcare spending and complexity in the healthcare industry. We estimate that our total potentially serviceable market is over $161.5 billion annually. Our primary focus is on the Medicare and Medicaid market segments. Medicare is the second largest government program, with annual expenditures during 2023 of approximately $1,029.8 billion for approximately 68.0 million enrollees. Medicaid has a combined estimated annual expenditure during 2023 of approximately $871.7 billion for approximately 88.5 million enrollees. Of the billions spent yearly by Medicare on medical expenses for its beneficiaries, we estimate that at least 10% of this was improperly paid by private Medicare plans.

Our potentially serviceable market is impacted by the expansion or contraction of healthcare coverage and spending, which directly affects the number of Claims available. The Centers for Medicare & Medicaid Services has projected that health spending will continue to grow at an average rate of 5.6% a year between 2023 and 2032. We also believe reimbursement models may become more complex as healthcare payers accommodate new markets and lines of business and as advancements in medical care increase the number of testing and treatment options available. As reimbursement models grow more complex and healthcare coverage increases, the complexity and number of Claims may also increase, which could impact the demand for our solutions. Such changes could have a further impact on our results of operations.

As of March 31, 2025, approximately 90.2% of our expected recoveries arise from Claims being brought under the Medicare Secondary Payer Act. While we believe the MSP Act has bipartisan support, changes to the laws on which we base our recoveries, particularly the MSP Act, can adversely affect our business. Our ability to generate future revenue is therefore significantly dependent on factors outside our control.

Our Claims Recovery Model: Discover. Recover.

Discover. We believe our access to large volumes of data, sophisticated data analytics, and a leading technology platform provide a unique ability to discover potentially recoverable claims. Using Algorithms, we identify fraud, waste, and abuse in the Medicare, Medicaid, and commercial insurance segments. Our Algorithms have identified what we estimate to be significant value in potentially recoverable claims. Of the amount spent yearly by Medicare on medical expenses for its beneficiaries, we estimate that at least 10% are improper payments by private Medicare Advantage plans where a primary payer was responsible to make the payment. We seek recoveries of the billed amount from responsible primary payers, and in some instances, double damages and statutory interest pursuant to the MSP Laws.

Recover. We receive our recovery rights through irrevocable assignments. We pursue recoveries using a variety of methods, including, but not limited to, demand letters, litigation, private lien

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resolution programs, and the submission of Claims to mass tort or antitrust settlement coordinators. We quantify and pursue recoveries based on the billed amount (or full commercial value) of service rendered, as opposed to discounted paid amounts based on Medicaid or Medicare rates. Under existing statute and case law, the private cause of action under the MSP Act permits the pursuit of an award of double damages when a primary plan fails to provide for primary payment or appropriate reimbursement. In addition, the Company is entitled to pursue interest pursuant to Section 1862(b)(2)(B)(ii) of the Social Security Act and 42 C.F.R. § 411.24(m), which provides express authority to assess interest on Medicare Secondary Payer debts. As a result, we believe we are positioned to generate substantial annual recovery revenue at high profit margins for our assigned Claims.

The MSP Ecosystem

MSP Recovery has developed a comprehensive ecosystem to enhance healthcare reimbursement processes, integrating advanced data analytics, Near Real-Time insights, and technological tools to provide connectivity between property and casualty insurers, health plans, providers, patients, and stakeholders. This integrated ecosystem analyzes data from various sources to identify responsible parties, assists providers in receiving reasonable and customary rates for accident-related treatment, shortens the company’s collection time frame, and increases revenue visibility and predictability for its users.

The Chase to Pay platform was designed to significantly improve payment accuracy in our fragmented healthcare system. Chase to Pay is a near real-time analytics driven platform that identifies the proper primary insurer at or near the point of care, helping to determine primary and secondary payers. Chase to Pay is intended to integrate with medical utilization platforms used by providers during patient care and treatment. Rather than allow a wrongful payment whereby the secondary payer needs to chase down the primary payer to collect a reimbursement, Chase to Pay helps to prevent wrongful payments in the first place, and ensures that the correct payer pays. Furthermore, as primary payers typically pay a negotiated or commercially reasonable rate, rather than the deeply discounted Medicare rate; the Company is entitled to pursue the full amount that primary payer would have been responsible to pay, had they paid in the first instance.

As Chase to Pay was designed to work at or near the point of care, it is expected to substantially improve the propriety of payments and decrease the legal costs of recovery. As a result, when implemented, Chase to Pay is expected to improve the net recovery margin as the recovery multiple grows and variable legal costs to recover decline. As a result of having already received data from property & casualty insurance carriers we've settled with for historical claims, and based on the agreement with said carriers to receive data for one year from the date of the settlement, the Chase to Pay platform can be utilized to pursue additional recoveries by matching the insurance carrier with Claims data received from our Assignors.

Although we have not yet generated revenue from this platform, some Assignors send data to the Company on a monthly or quarterly basis. The Company is working to increase the number of Assignors that provide daily data outputs. We are currently in the process of determining the pricing and form of these arrangements.

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“MSP Recovery has always been synonymous with our commitment to innovation, integrity, and excellence in the healthcare reimbursement recovery space . . . our decade-long effort to reduce healthcare costs and improve efficiency aligns with the initiatives of the Department of Government Efficiency (DOGE).”

                                           - John H. Ruiz, CEO

MSP/Palantir Clearinghouse Platform

The clearinghouse platform, created in collaboration with Palantir, was developed to identify, quantify, and resolve outstanding liens. By law, Medicare and MA Plans are payers of last resort, making no-fault insurers the primary payers, responsible to exhaust their policy limits to pay for accident-related claims before Medicare bears any responsibility. Healthcare providers often submit Claims for the payment of medical services rendered after an accident to the patient’s health insurer, either seeking “conditional payments,” pending reimbursement by a primary payer, or entirely unaware that a primary payer has payment obligations. Medicare is unable to effectively verify if and how much is owed for any particular claimant if they are not aware that there is a Primary Payer involved.

Federal law requires primary payers to maintain and report the “key identifiers” for all claimants (such as their name, Social Security number, address, etc.) used to determine a claimant’s Medicare status before settling any injury claim. These steps are required to ensure that Medicare is alerted to primary payer obligations in order to seek reimbursement. Primary payers routinely fail to fulfill these two duties, resulting in improper Medicare payments, rather than payments made by responsible parties, as required by law. The Company has proven that, in some instances, primary payers have a reporting rate as low as 2%, thus those certain primary payers have failed to comply with the law 98% of the time.

We expect that the clearinghouse platform is a potential solution to this systemic problem, integrating advanced artificial intelligence (“AI”) tools, natural language processing (“NLP”), and machine learning (“ML”) to create a robust data analytics system capable of capturing and managing extensive healthcare data from multiple sources.

Key Features and Benefits:

•
Near Real-Time Data Analytics: The clearinghouse platform provides an expansive repository of data from patients, attorneys, healthcare providers, health insurers, and property and casualty insurers that can be utilized to determine payer obligations.
•
Enhanced Connectivity: With the ability to connect property and casualty insurers to health plans and downstream medical providers, the clearinghouse platform can address inefficiencies arising from improper payments related to accident-related injuries. This connectivity streamlines the reimbursement process, ensuring that healthcare payers

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and providers receive appropriate compensation, helping to reduce administrative burdens.
•
Advanced Data Management: The utilization of AI, NLP, and ML to process and analyze large volumes of healthcare data helps enhance the accuracy and efficiency of claims management and payment integrity.
•
Legal Integration: The clearinghouse platform integrates legal, data, and healthcare knowledge, providing a unified ecosystem that streamlines the processing of claims reconciliation. It may also be used by primary payers to proactively resolve liens and ensure compliance with federal laws.

Through the clearinghouse platform, the Company aims to transform the healthcare reimbursement system by leveraging advanced technologies to improve data connectivity and enhance operational efficiency, leading to improved patient outcomes.

EHR Platform

MSP Recovery has developed an Electronic Health Record (“EHR”) platform (the “EHR Platform”), enabling patients and their authorized third-party representatives to collect, distribute, and export their EHR securely, facilitating informed decision-making and improved healthcare outcomes. The EHR Platform streamlines the retrieval and analysis of medical data. It also provides comprehensive insights for healthcare providers, enhancing efficiency, and monitoring outcomes and key performance indicators. The EHR Platform went live in the second quarter of 2024 and revenue generated from it has not been significant.

For more information about MSP Recovery, please refer to our website at https://www.msprecovery.com.

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ABOUT THE MEETING

What is the date, time, and place of the Annual Meeting?

MSP Recovery’s 2025 Annual Stockholders’ Meeting will be held on Friday, August 8, 2025, beginning at 10:00 a.m. Eastern Time, by means of a live virtual-only on-line webcast.

What is the purpose of the Annual Meeting?

At the Annual Meeting, our stockholders will act upon the matters outlined in the notice of meeting on the cover page of this proxy statement, consisting of:

1.
To re-elect three Class III directors of the Company as Class III directors, each for a term of three years or until their successors are duly elected and qualified or until their earlier resignation or removal;
2.
To ratify the appointment of Deloitte as the independent registered public accounting firm of the Company for the 2025 fiscal year;
3.
To transact any other business that is properly presented during the Annual Meeting or any adjournments or postponements of the Annual Meeting.

Who is entitled to vote at the meeting?

Only our stockholders of record at the close of business on June 11, 2025, the record date for the meeting, are entitled to receive notice of and to participate in the Annual Meeting. If you were a stockholder of record on that date, you will be entitled to vote all of the shares you held on that date at the meeting, or any postponement(s) or adjournment(s) of the meeting. As of the record date, there were 4,920,520 shares of Class A Common Stock outstanding and 3,323,146 shares of Class V Common Stock outstanding , all of which are entitled to be voted at the Annual Meeting.

What are the voting rights of the holders of our Common Stock?

Holders of our Common Stock are entitled to one vote per share on each matter that is submitted to stockholders for approval.

How can I attend the Annual Meeting?

In order to attend the Annual Meeting, you must register in advance at https://www.proxydocs.com/MSPR. Upon completing your registration, you will receive further instructions via email, including your unique link that will allow you access to the meeting and will also permit you to vote and submit questions during the Annual Meeting. Please be sure to follow instructions found on your proxy card and/or voting authorization form and subsequent instructions that will be delivered to you via email. You will find more information on the matters for voting on the following pages.

If you are a stockholder of record, you may vote by using the Internet, by telephone, by mail, or during the Annual Meeting via the Internet. If you are a beneficial owner, please follow the voting instructions provided in the notice you receive from your broker, bank, or other nominee, and direct such organization to vote your shares in accordance with your instructions. A beneficial

2025 Proxy Statement - 19

holder may also attend the Annual Meeting, but because a beneficial owner is not a stockholder of record, you may not vote during the Annual Meeting unless you obtain a “legal proxy” from the organization that holds your shares, giving you the right to vote the shares during the Annual Meeting.

As part of the registration process, you must enter the control number located on your proxy card, voting instruction form, or Notice of Internet Availability. If you are a beneficial owner of shares registered in the name of a broker, bank, or other nominee, you will also need to provide the registered name on your account and the name of your broker, bank, or other nominee as part of the registration process.

On the day of the Annual Meeting, stockholders may begin to log in to the virtual-only Annual Meeting 15 minutes prior to the Annual Meeting. The Annual Meeting will begin promptly at 10:00 a.m. Eastern Time.

What constitutes a quorum?

The presence at the meeting or by proxy, of the holders of Common Stock representing a majority of the combined voting power of our Common Stock on the record date will constitute a quorum, permitting the meeting to conduct its business. As of the record date, there were 4,920,520 shares of Class A common stock outstanding and 3,323,146 shares of Class V Common Stock outstanding, all of which are entitled to be voted at the annual meeting.

What vote is required to approve each item?

The vote required to elect our three Class III directors named in this proxy statement, each for a three-year term expiring at the 2028 Annual Meeting or until their successors are duly elected and qualified, is a plurality of the votes of the shares of Common Stock cast at the Annual Meeting. The vote required for the ratification of the selection of Deloitte as our auditor is the affirmative vote of a majority of the votes cast at the Annual Meeting.

The inspector of election for the Annual Meeting shall determine the number of shares of Common Stock represented at the meeting, the existence of a quorum and the validity and effect of proxies, and shall count and tabulate ballots and votes and determine the results thereof. Proxies received but marked as abstentions and broker non-votes will be included in the calculation of the number of shares considered to be present at the meeting for purposes of determining a quorum.

A “broker non-vote” will occur when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary power with respect to that proposal and has not received instructions from the beneficial owner. Broker non-votes will not be counted as votes cast for the election of directors, and thus will not have any impact on the results of such elections. On other matters submitted for a vote, including the ratification of the selection of Deloitte as our auditor, broker non-votes will not be counted as votes cast, and abstentions will be treated as a vote “against.” If less than a majority of the combined voting power of the outstanding shares of Common Stock is represented at the Annual

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Meeting, a majority of the shares so represented may adjourn the Annual Meeting from time to time without further notice.

What are the Board’s recommendations?

As more fully discussed under Summary of Matters to be Voted On, our Board of Directors recommends: (1) a vote FOR the re-election of the three Class III director nominees named in this proxy statement; and (2) a vote FOR the ratification of the selection of Deloitte as auditor.

Unless contrary instructions are indicated on the enclosed proxy, all shares represented by valid proxies received pursuant to this solicitation (and which have not been revoked in accordance with the procedures set forth below) will be voted (1) FOR the re-election of our three Class III director nominees named in this proxy statement; and (2) FOR the ratification of the selection of Deloitte as auditor. In the event a stockholder specifies a different choice by means of the enclosed proxy, such shares will be voted in accordance with the specification made.

How do I vote?

You can vote in any of the following ways. Please check your proxy card or contact your broker for voting instructions.

If your shares are registered in your name (as a stockholder of record):

•
To vote by Internet or telephone: Log on to the website or call the toll-free number set forth in the notice of meeting mailed to you and follow the instructions.
•
To vote by mail: If you received a printed copy of the proxy materials, complete, sign, date, and mail your proxy card in the enclosed, postage-prepaid envelope.
•
To vote during the meeting: Withdraw your earlier proxy and vote at the Annual Meeting via the Internet.

If your shares are held in “street name”: You should give instructions to your broker on how to vote your shares. If you do not provide voting instructions to your broker, your broker has discretion to vote those shares on matters that are routine. However, a broker cannot vote shares on non-routine matters without your instructions. This is referred to as a “broker non-vote.” Under the rules of The Nasdaq Stock Market LLC (“Nasdaq”), the Director Election Proposal is non-routine and, as such, a broker does not have the discretion to vote on the Director Election Proposal if such broker has not received instructions from the beneficial owner of the shares represented. The Auditor Ratification Proposal is considered a routine proposal and may be voted in the absence of instructions.

Can I change my vote after I return my proxy card?

Yes. The giving of a proxy does not eliminate the right to vote during the shareholder meeting, should any stockholder giving the proxy so desire. Stockholders have an unconditional right to revoke their proxy at any time prior to the exercise of that proxy by filing a written revocation or duly executed proxy bearing a later date with our Secretary at our headquarters.

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Who pays for costs relating to the proxy materials and Annual Meeting?

The costs of preparing, assembling, and mailing this Proxy Statement, the Notice of Annual Meeting of Stockholders and the enclosed Annual Report and proxy card, along with the cost of posting the proxy materials on a website, are to be borne by us. In addition to the use of mail, our directors, officers, and employees may solicit proxies personally and by telephone, facsimile, and other electronic means. They will receive no compensation in addition to their regular salaries. We may request banks, brokers, and other custodians, nominees, and fiduciaries to forward copies of the proxy material to their principals and to request authority for the execution of proxies. We may reimburse these persons for their expenses in so doing.

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BENEFICIAL OWNERSHIP OF SECURITIES

The following table sets forth information known by us regarding the beneficial ownership of the Common Stock as of June 13, 2025, by:

•
each person who is known by us to be the beneficial owner of more than 5% of the outstanding shares of Common Stock;
•
each of our current Named Executive Officers and directors; and
•
all of our current executive officers and directors as a group.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days.

Unless otherwise noted, all information with respect to beneficial ownership has been furnished by the respective five percent or more stockholders, directors or named executive officers, as the case may be. The beneficial ownership percentages set forth in the table below are based on the Common Stock issued and outstanding as of June 13, 2025. Unless otherwise noted, all persons listed below can be reached at MSP Recovery, Inc., 3150 SW 38th Avenue, Suite 1100, Miami, Florida 33146.

Beneficial Stock Ownership Table
	Class A Common Stock (1)		Class V Common Stock (2)
Beneficial Owner Name	Number of Shares	%	Number of Shares	%
Named Executive Officers & Directors
John H. Ruiz (3)(4)	2,434,188	38.53%	1,397,098	42.04%
Frank C. Quesada (5)(6)	1,454,077	22.85%	1,442,225	43.40%
Ricardo Rivera (7)	75	*	—	—
Alexandra Plasencia (8)	58	*	—	—
Michael F. Arrigo	944	*	—	—
Beatriz Assapimonwait	—	*	—	—
Roger Meltzer (9)(10)	2,838	*	—	—
Thomas W. Hawkins (9)(11)	5,772	*	—	—
Ophir Sternberg (9)(12)	1,012,211	17.09%	—	—
Francisco Rivas-Vasquez	—	*	—	—
All directors and officers (10 individuals)	4,910,163	55.99%	2,839,323	85.44%

5% Stockholders
Mayra C. Ruiz (13)	1,029,477	19.72%	297,998	8.97%
Palantir Technologies, Inc. (14)	593,438	12.06%	—	—
Series MRCS (15)	661,565	11.85%	661,565	19.91%
Virage Recovery Master LP (16)	543,757	9.99%	149,599	4.50%
YA II PN, Ltd. (17)	546,117	9.99%	—	—

2025 Proxy Statement - 23

* Less than one percent (1%)

1.
Includes shares of Class A Common Stock issuable pursuant to derivatives (including Up-C Units and warrants) exercisable within 60 days of June 13, 2025, and New Warrants exercisable to purchase 1/625 of one share of Class A Common Stock, but only exercisable in lots of 625 to purchase whole shares.
2.
Shares of Class V Common Stock are non-economic voting shares of the Company.
3.
Includes 71,657 shares of Class A Common Stock directly held by Mr. Ruiz. In addition to securities directly held by Mr. Ruiz in his individual capacity, includes shares held by the following entities Jocral Family LLLP and Series MRCS, a series of MDA, Series LLC, a Delaware series limited liability company (“Series MRCS”), including shares held by Series MRCS for the benefit of Jocral Holdings LLC. Reported figures do not include securities held by John Ruiz II, Mr. Ruiz’s son, in his capacity as a Member, or by Alex Ruiz, Mr. Ruiz’s son, of which Mr. Ruiz disclaims beneficial ownership.
4.
Reported figures do not include any attributed ownership based on Mr. Ruiz’s investment in VRM, which have been transferred to affiliated trusts of Mr. Ruiz and of which Mr. Ruiz disclaims beneficial ownership. Messrs. Ruiz and Quesada together invested in VRM, which investment represented a 1.14% ownership interest in VRM. Mr. Ruiz is entitled to 70% of such investment, and Mr. Quesada is entitled to 30% of such investment. As a result, the indirect beneficial ownership attributable to such affiliated trusts would be 0.8% of VRM. Reported figures do not include any attributed ownership based on Mr. Ruiz’s investment in VRM, which have been transferred to affiliated trusts of Mr. Ruiz and of which Mr. Ruiz disclaims beneficial ownership. Messrs. Ruiz and Quesada together invested in VRM, which investment represented a 1.14% ownership interest in VRM. Mr. Ruiz is entitled to 70% of such investment, and Mr. Quesada is entitled to 30% of such investment. As a result, the indirect beneficial ownership attributable to such affiliated trusts would be 0.8% of VRM.
5.
Includes 11,212 shares of Class A Common Stock and 640 shares of Class A Common Stock underlying New Warrants directly held by Mr. Quesada. In addition to securities directly held by Mr. Quesada in his individual capacity, includes shares held by Quesada Group Holdings LLC and Series MRCS.
6.
Reported figures do not include any attributed ownership based on Mr. Quesada’s investment in VRM, which have been transferred to affiliated trusts of Mr. Quesada and of which Mr. Quesada disclaims beneficial ownership. Messrs. Ruiz and Quesada together invested in VRM, which investment represented a 1.14% ownership interest in VRM. Mr. Ruiz is entitled to 70% of such investment, and Mr. Quesada is entitled to 30% of such investment. As a result, the indirect beneficial ownership attributable to such affiliated trusts would be 0.3% of VRM.
7.
Includes 59 shares of Class A Common Stock and 16 shares of Class A Common Stock underlying New Warrants directly held by Mr. Rivera.
8.
Consists of 58 shares of Class A Common Stock held by the spouse of Alexandra Plasencia.
9.
The business address for each of these individuals is c/o, Lionheart Equities LLC, 4218 NE 2nd Avenue, Miami, Florida 33137.
10.
Roger Meltzer has been a member of the Board since 2021. Beneficial ownership includes 950 shares of Class A Common Stock and 1,888 shares of Class A Common Stock underlying New Warrants.
11.
Thomas Hawkins has been a member of the Board since 2021. Beneficial ownership includes (i) 1,980 shares of Class A Common Stock and 1,888 shares of Class A Common Stock underlying New Warrants held in an individual capacity and (ii) 16 shares of Class A Common Stock and 1,888 shares of Class A Common Stock underlying New Warrants held by the Estate of Steven R. Berrard. Thomas Hawkins holds sole voting and investment control over the shares held by the Estate of Steven R. Berrard as the personal representative.

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12.
Includes: (i) 934 shares of Class A Common Stock held in an individual capacity; (ii) 932 shares of Class A Common Stock and 188,800 shares of Class A Common Stock underlying New Warrants owned by Lionheart Investments, LLC; (iii) 1,600 shares of Class A Common Stock and 188,800 shares of Class A Common Stock underlying New Warrants owned by Star Mountain Equities, LLC; (iv) 3,897 shares of Class A Common Stock and 436,848 shares of Class A Common Stock underlying New Warrants owned by Sponsor; and (v) 1,600 shares of Class A Common Stock and 188,800 shares of Class A Common Stock underlying New Warrants owned by the 2022 OS Irrevocable Trust. Mr. Sternberg holds sole voting and investment control over the shares held by each of Lionheart Investments, LLC, Star Mountain Equities, LLC, and Sponsor as the sole manager. Mr. Sternberg’s spouse holds sole voting and investment control over the shares owned by the 2022 OS Irrevocable Trust as its trustee and as a result, Mr. Sternberg may be deemed to have beneficial ownership of the shares owned by the 2022 OS Irrevocable Trust.
13.
Includes 320,000 shares of Class A Common Stock and 1,354 shares of Class A Common Stock underlying New Warrants held in an individual capacity. In addition to securities directly held by Ms. Ruiz in an individual capacity, includes shares 297,998 Up-C Units and 410,125 shares of Class A Common Stock held by Ruiz Group Holdings Limited, LLC, over which Ms. Ruiz has sole voting and investment control over.
14.
Beneficial ownership includes 593,438 shares of Class A Common Stock.
15.
Includes 198,470 Up-C Units held by Series MRCS that are beneficially owned by Frank C. Quesada and 463,096 shares beneficially owned by John H. Ruiz (including through his affiliate, Jocral Holdings, LLC).
16.
Beneficial ownership includes 1,260 shares of Class A Common Stock, and 542,497 shares of Class A Common Stock that VRM may acquire within 60 days, including 149,599 shares of Class A Common Stock issuable upon exchange of the Up-C Units, and 392,898 shares of Class A Common Stock issuable upon exchange of VRM Warrants. VRM Class A Common Stock holdings are subject to a 9.99% ownership limitation, based on 4,920,520 shares of Class A Common Stock outstanding as of June 13, 2025, and the additional 542,497 shares of Class A Common Stock that may be acquired within 60 days. The sole general partner of Virage Recovery Master LP is Virage Recovery, LLC, a Texas limited liability company. The sole members of Virage Recovery, LLC are Edward Ondarza and Martin Shellist.
17.
Beneficial ownership includes 546,117 shares of Class A Common Stock that YA II PN, Ltd. may acquire under the SEPA or the Convertible Notes within 60 days, and subject to a 9.99% ownership limitation.

2025 Proxy Statement - 25

MATTERS TO COME BEFORE THE ANNUAL MEETING

PROPOSAL 1
ELECTION OF DIRECTORS

Our Board currently consists of seven directors divided into three classes: Class I, Class II and Class III. There are currently two Class I directors, two Class II directors, and three Class III directors, with one class being elected each year to serve a staggered three-year term.

•
Class I directors shall serve for a term expiring at the 2026 Annual Meeting of Stockholders;
•
Class II directors shall serve for a term expiring at the 2027 Annual Meeting of Stockholders; and
•
Class III directors shall serve for a term expiring at the 2028 Annual Meeting of Stockholders.

At this Annual Meeting and each Annual Meeting thereafter, the successors to the class of directors whose terms expire at that meeting would be elected for a term of office to expire at the third succeeding Annual Meeting after their election, or until their successors have been duly elected and qualified.

Our Class I directors are Roger Meltzer and Beatriz M. Assapimonwait; our Class II directors are Michael F. Arrigo and Thomas Hawkins; and our Class III directors are John H. Ruiz, Frank C. Quesada, and Ophir Sternberg.

Our Board is recommending that John H. Ruiz, Frank C. Quesada, and Ophir Sternberg, our Class III directors, be re-elected to serve for a term until the 2028 Annual Meeting or until their successors are duly elected and qualified or until their earlier resignation or removal. If John H. Ruiz, Frank C. Quesada, or Ophir Sternberg become unavailable for any reason, including a situation which is not anticipated, substitute nominees may be proposed by the Board, and any shares represented by proxy will be voted for the substitute nominee, unless the Board reduces the number of directors.

Vote Required and Board Recommendation

The vote required to elect our three Class III directors named in this proxy statement, each for a three-year term expiring at the 2028 Annual Meeting or until their successors are duly elected and qualified, is a plurality of the votes of the shares of Common Stock cast at the Annual Meeting. The Board recommends that you vote “FOR” the re-election of each of the Class III director nominees named in this proxy statement.

The following tables set forth certain information concerning the nominees for Class III directors and each of the other members of the Board of Directors:

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Directors and Executive Officers Summary

Below are the names of and certain information regarding our executive officers and directors:

Directors	Age	Position
John H. Ruiz	58	Class III Director
Frank C. Quesada	45	Class III Director
Ophir Sternberg	55	Class III Director
Beatriz Maria Assapimonwait	63	Class I Director
Michael Arrigo	66	Class II Director
Thomas Hawkins	64	Class II Director
Roger Meltzer	74	Class I Director

Executive Officers		Position
John H. Ruiz	58	Chief Executive Officer
Frank C. Quesada	45	Chief Legal Officer
Ricardo Rivera	53	Chief Operating Officer
Francisco Rivas-Vasquez	46	Chief Financial Officer
Alexandra Plasencia	40	General Counsel

Director and Director Nominee Skills and Experience Matrix

Our directors and director nominees bring a well-rounded variety of experiences, qualifications, attributes and skills. The skills and experience matrix below summarizes some of the key attributes that our Board has identified as particularly valuable to the effective oversight of the Company and the execution of our corporate strategy. This skills and experience matrix is not intended to be an exhaustive list of each of our directors’ and director nominees’ skills or contributions to the Board.

Experience
Director	Executive Leadership	Public Company Board	Healthcare Industry	Tech Industry	Legal/ Regulatory	Account'g/ Finance	Cyber- security	Risk Management	Public Policy	Capital Markets	ESG
John H. Ruiz	✓		✓	✓	✓	✓		✓
Frank C. Quesada	✓		✓	✓	✓		✓		✓
Ophir Sternberg	✓	✓		✓						✓
Thomas W. Hawkins	✓	✓	✓	✓	✓	✓		✓	✓	✓	✓
Roger Meltzer	✓	✓		✓	✓	✓	✓	✓	✓	✓	✓
Beatriz M. Assapimonwait	✓	✓	✓	✓	✓
Michael F. Arrigo	✓	✓	✓	✓	✓	✓	✓	✓		✓	✓

2025 Proxy Statement - 27

DIRECTORS

John H. Ruiz
Founder, Chief Executive Officer & Chair of the Board
Director since: 2022
Age: 58
Committee: Nominating & Corporate Governance

Experience: John H. Ruiz is MSP Recovery’s Founder and has served as Chief Executive Officer since the Company’s inception in 2014. Mr. Ruiz was named one of Lawyers of Distinction’s “2023 Power Lawyers,” for his accomplishments in healthcare law. He was also named “2019’s DBR Florida Trailblazer,” for his work in integrating data analytics into the practice of law, and for its positive impact on healthcare recoveries across the mainland U.S. and Puerto Rico. He is also the Founder of MSP Recovery Law Firm. Over the course of his 30-year legal career, Mr. Ruiz has gained national recognition in class action, mass tort litigation, MDL consolidated cases, medical malpractice, products liability, personal injury, real estate, and aviation disaster cases. Mr. Ruiz led the legal strategy in the landmark victory handed down by the U.S. Court of Appeals for the Eleventh Circuit in MSP Recovery Claims, Series LLC v. ACE Am. Ins. Co. (11th Cir. 2020). In addition, he has certified more than 100 class actions and led MSP Recovery’s participation in Humana Med. Plan, Inc. v. W. Heritage Ins. Co. (11th Cir. 2016); MSP Recovery, LLC v. Allstate Ins. Co. (11th Cir. 2016); and MSPA Claims 1, LLC v. Kingsway Amigo Ins. Co. (11th Cir. 2020). Mr. Ruiz has certified class actions against major car insurers in the State of Florida, resulting in the current and potential redistribution of billions of dollars in improperly paid claims spanning a period of more than 10 years. Starting as early as 1996, Mr. Ruiz filed class-action lawsuits on behalf of more than 30,000 Miami-Dade County residents against the Florida Department of Agriculture for trespassing onto the private properties of homeowners and chopping down their citrus trees without any compensation. The case was ultimately certified, and the Department of Agriculture directly compensated all members of the aggrieved class. In 2001, Mr. Ruiz represented consumers in a class action lawsuit against Firestone that resulted in dozens of fatalities and thousands of serious blowouts. Mr. Ruiz was also hired as local counsel by numerous national law firms with pending cases in Florida courts. The cases, in aggregate, settled for more than $30 million.

Skills & Expertise: Mr. Ruiz brings leadership, legal, strategic, operational, brand management, and data analytics expertise from his expansive legal career, business background, and use of technology in the practice of law. He has experience formulating legal strategy and case development from his work leading La Ley con John H. Ruiz. Mr. Ruiz has vast operational and business strategy experience, having founded or led companies across a variety of sectors, including legal, media, aviation, and manufacturing companies. Mr. Ruiz designed and developed information systems that streamlined his law practice and algorithms that analyze terabytes of data to identify and pursue recoveries in a variety of lawsuits. Mr. Ruiz’s mastery of brand development is also evidenced through his pioneering work in television and radio, providing legal knowledge and expertise to help diverse audiences.

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Frank C. Quesada
Founder & Chief Legal Officer
Director since: 2022
Age: 45
Committee: Nominating & Corporate Governance

Experience: Frank C. Quesada is a founding member of MSP Recovery and has served as Chief Legal Officer since its inception. Mr. Quesada is also a Partner at MSP Recovery Law Firm. With nearly 20 years of healthcare and complex commercial litigation experience, Mr. Quesada oversees MSP Recovery’s in-house attorneys and several nationally recognized law firms that assist MSP Recovery Law Firm in their recovery efforts. Additionally, he develops MSP Recovery’s legal strategies and spearheads execution. Notably, Mr. Quesada led the execution of federal appellate strategies in MSP Recovery cases resulting in landmark legal victories and new Medicare Secondary Payer Act precedent, benefitting Medicare entities across the country. These legal victories include MSP Recovery, LLC v. Allstate Ins. Co. (11th Cir. 2016); MSPA Claims 1, LLC v. Tenet Fla. Inc. (11th Cir. 2019); MSPA Claims 1, LLC v. Kingsway Amigo Ins. Co. (11th Cir. 2020); and MSP Recovery Claims, Series LLC v. ACE Am. Ins. Co. (11th Cir. 2020). Mr. Quesada also serves on the Board of Directors of USA Water Polo, Inc. Prior to serving in leadership roles at MSP Recovery and MSP Recovery Law Firm, Mr. Quesada managed his own law firm, overseeing attorneys with a substantial case load in the hospitality industry.

Skills & Expertise: Mr. Quesada brings leadership, legal, strategic, operational, governmental, business development, and data analytics expertise. In addition, he has a depth of legal and strategic experience from years of practicing complex commercial litigation. Having served in elected office, Mr. Quesada leverages years of experience navigating the political landscape, creating and influencing policy. This experience carries over to the business world, making Mr. Quesada an effective communicator and advocate on behalf of the Company with partners and potential clients.

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Ophir Sternberg
Board Member
Director since: 2022
Age: 55

Experience: Ophir Sternberg is a Board Member of the Company, and was previously the Chairman, President and Chief Executive Officer of Lionheart Acquisition Corporation II, the SPAC through which the Company became publicly traded. Mr. Sternberg is the Founder and Chief Executive Officer of Miami/Fort Lauderdale based Lionheart Capital, founded in 2010. Mr. Sternberg began his career assembling, acquiring, and developing properties in emerging neighborhoods in New York City, which established his reputation for identifying assets with unrealized potential and combining innovative partnerships with efficient financing structures to realize above average returns. Mr. Sternberg came to the United States in 1993 after completing three years of military service within an elite combat unit for the Israeli Defense Forces. In March 2020, Mr. Sternberg became Chairman of Nasdaq-listed OPES, which combined with BurgerFi on December 16, 2020 and Mr. Sternberg is the Executive Chairman of the post-combination Nasdaq-listed company, BurgerFi International, Inc. (NASDAQ: BFI). On October 11, 2021, BurgerFi, led by Mr. Sternberg as Executive Chairman, announced the acquisition of Anthony’s Coal Fired Pizza & Wings, creating a multi-brand platform of premium casual restaurant concepts. BurgerFi currently has 168 systemwide restaurant locations across the country through its two premium casual dining brands, with 60 Anthony’s locations and 108 BurgerFi locations. Mr. Sternberg is also the Chairman, President, and Chief Executive Officer of Lionheart III Corp, a SPAC that was originally formed for a $100 million raise, but on November 8, 2021, closed on its initial public offering at an upsized $125 million. Lionheart III Corp, under the ticker symbol LION, was welcomed into the Nasdaq family. On July 26, 2022, Lionheart III announced its business combination agreement with Security Matters Limited (“SMX”) (ASX:SMX), a publicly traded company on the Australian Securities Exchange, bringing the expected combined entity value to $360M. SMX creates a sustainable system within the current supply chain, designed for the 21st century economy. The SMX business combination, which closed on March 8, 2023, resulted in the simultaneous de-listing of SMX in Australia and its re-listing on the Nasdaq. Mr. Sternberg remains as a director of the combined company.

Skills & Expertise: Mr. Sternberg brings leadership, strategic, operational, finance and business structuring, and capital markets experience. Mr. Sternberg is qualified to serve as a director due to his extensive experience in both the public and private company sectors. Having successfully launched a number of public companies, Mr. Sternberg is intimately familiar with the capital markets and large scale financing. Mr. Sternberg serves on the board of several public companies, and has led successful corporate growth strategies. Mr. Sternberg’s leadership qualities are demonstrated in his leadership positions over a variety of business sectors, including healthcare, hospitality, and technology.

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Beatriz M. Assapimonwait
Board Member
Director since: 2022
Age: 63
Committee: Compensation

Experience: Beatriz (Betty) Assapimonwait has over 40 years of experience in the managed health care industry. Ms. Assapimonwait was, up until August 2021, Regional President for the South Florida region at Humana Inc. (NYSE:HUM) (“Humana”), one of the largest private insurance health insurers in the U.S. with a focus on administering Medicare Advantage plans. In her role at Humana, Ms. Assapimonwait was responsible for developing market strategies and leading all market operations for all Medicare lines of business, including HMOs and PPOs for the South Florida region. Prior to her role at Humana, she served as CEO of Family Physicians of Winter Park, Inc., until its acquisition by Humana, where from December 2016 to July 2019, she led the strategic and operational efforts of a global risk management services organization with 22 primary clinics in the Central Florida Region. Additionally, she served as the Vice President of Medicare Advantage Prescription Drug Plans at Aetna, Inc. from November 2014 to November 2016; Chief Operations Officer at Innovacare Health, from January 2014 to October 2014; Founder and President of Seven Stars Quality Healthcare, from July 2013 to December 2013; and Regional President for the North Florida region at Humana, from January 2009 to June 2013. Ms. Assapimonwait served on the board of directors and was Chair of the Strategy and Operations Committee of CareMax Inc. (Nasdaq:CMAX) from September 2021 to October 2023. She earned her Bachelor of Arts degree from Florida International University in 1983, and is certified in Healthcare Compliance by the Health Care Compliance Association and in HIPAA Compliance from Kennesaw State University. She has won several awards and commendations, including being a Stevie Award Finalist of the American Business Awards for Best Customer Service Organization in 2004 and appointed Preceptor and Clinical Adjunct Faculty for the Healthcare Administration Program in 1997 at the University of Houston-Clear Lake.

Skills & Expertise: Ms. Assapimonwait brings leadership, strategic, operational, and healthcare industry experience. A proven effective leader, Ms. Assapimonwait has served in director and officer positions for large-scale healthcare companies, leading strategy and operations initiatives. Ms. Assapimonwait has relevant experience in the pharmaceutical industry and with Medicare Advantage drug plans.

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Michael F. Arrigo
Board Member
Director since: 2022
Age: 66
Committees: Audit, Compensation

Experience: Michael F. Arrigo is a co-founder and the chief executive officer of No World Borders, Inc., a healthcare data, regulations, and economics firm, where he advises Medicare Advantage organizations who provide health insurance under Part C of the Medicare Act. He serves as an expert witness regarding medical coding and medical billing, fraud damages, HIPAA privacy, and Electronic Health Record software. Prior to his current role, Mr. Arrigo served as Vice President at First American Financial (NYSE: FAF) from October 2002 to February 2007, overseeing eCommerce and regulatory compliance technology initiatives for top mortgage banks; Vice President of Fidelity National Financial (NYSE: FNF) from 2002 to 2003; chief executive officer of one of the first cloud-based billing software companies, Erogo, from 2000 to 2002; Vice President of Marketing for an email encryption and security software company until its acquisition by a company that merged into Axway Software SA (Euronext: AXW.PA) from 1999 to 2000; CEO of LeadersOnline, an online recruiting venture of Heidrick & Struggles from 1997 to 1999; management consultant to Hewlett Packard, Oracle, and Symantec from 1994 to 1997; Vice President of Marketing for a software company acquired by a company that merged into Cincom Systems from 1992 to 1994; Product Manager at Ashton-Tate from 1987 to 1992 responsible for database software products including Microsoft/Sybase SQL Server. Mr. Arrigo earned his Bachelor of Science in Business Administration from the University of Southern California in 1981. His post-graduate studies include biomedical ethics at Harvard Medical School, biomedical informatics at Stanford Medical School, blockchain and crypto-economics at the Massachusetts Institute of Technology, and training as a Certified Professional Medical Auditor (CPMA), and the Wharton School in corporate governance.

Skills & Expertise: Mr. Arrigo brings leadership, strategic, regulatory, information technology, finance, and Medicare Advantage industry experience. Mr. Arrigo has broad business experience. Mr. Arrigo is a data specialist, familiar with data management and analysis and across the healthcare industry spectrum. He is admitted as an expert in court in healthcare privacy and cybersecurity, medical billing, medical coding, electronic health records, fraud damages, fair market value physician compensation, and corporate governance. He led the Sarbanes Oxley internal audit for a public Fortune 100 firm in compliance with the Public Company Accounting Oversight Board (PCAOB) Standards. He qualifies as a financial expert as defined in Item 407(d)(5) of Regulation S-K promulgated under the Securities Act. Having served in senior leadership positions at various information technology and finance companies, Mr. Arrigo is a proven valuable advisor and strategist.

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Thomas Hawkins
Board Member
Director since: 2022
Age: 64
Committee: Audit

Experience: Since March 2023, Mr. Hawkins has served on the board of directors of SMX (Security Matters) Public Limited Company, a technology company that enables materials to carry a history that can be authenticated through organization, use, recycle, and multiple reuse cycles; he is also Chair of the company’s Risk and Audit Committee. Mr. Hawkins has served on the Board of Lionheart Holdings, a publicly traded special purpose acquisition company, since June 2024 where he also serves as Chair of the Audit Committee. Mr. Hawkins previously served as a Management Consultant for MEDNAX, Inc. from February 2014 to December 2017, after serving as General Counsel and Board Secretary from April 2003 to August 2012. Prior to that, Mr. Hawkins worked for New River Capital Partners as a Partner from January 2000 to March 2003; AutoNation, Inc. as Senior Vice President of Corporate Development from May 1996 to December 1999; Viacom, Inc. as Executive Vice President from September 1994 to May 1996; and Blockbuster Entertainment Corporation as Senior Vice President, General Counsel, and Secretary from October 1989 to September 1994. Mr. Hawkins currently serves on the board of directors of the Alumni Association of the University of Michigan, holding the position of Treasurer and thus leading the Finance Committee of the board. Mr. Hawkins received his Juris Doctor from Northwestern University in 1986 and his A.B. in Political Science from the University of Michigan in 1983.

Skills & Expertise: Mr. Hawkins brings leadership, finance, business, and legal experience. Mr. Hawkins led companies across a variety of industries, including finance, entertainment, information technology, and retail sales. An experienced advisor, Mr. Hawkins is qualified to serve as a director due to his experience as a senior executive and chief legal officer at several public companies (including his experience acquiring companies and in finance) and with counseling and serving on boards of directors.

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Roger Meltzer
Board Member
Director since: 2022
Age: 74
Committee: Audit

Experience: Mr. Meltzer practiced law at DLA Piper LLP from 2007 and held various roles: Global Co-Chairman (2015—2020), and currently as Chairman Emeritus; Americas Co-Chairman (2013—2020); Member, Office of the Chair (2011—2020); Member, Global Board (2008-2020); Co-Chairman, U.S. Executive Committee (2013—2020); Member, U.S. Executive Committee (2007—2020); and Global Co-Chairman, Corporate Finance Practice (2007—2015). Prior to joining DLA Piper LLP, Mr. Meltzer practiced law at Cahill Gordon & Reindel LLP from 1977—2007, and was a partner from 1984—2007, where he was, among other things, a member of the Executive Committee from 1987—2007. Mr. Meltzer currently serves on the Advisory Board of Harvard Law School Center on the Legal Profession (May 2015—Present) and the Board of Trustees; New York University Law School (September 2011—Present); and previously served on the Corporate Advisory Board at John Hopkins, Carey Business School (2009—2012). Mr. Meltzer previously served on the board of directors of Lionheart II Corp (March 2021—May 2022); Lionheart III Corp (March 2021—August 2022); Haymaker Acquisition Corp. III (February 2021—July 2022); certain subsidiaries of Nordic Aviation Capital (December 2021—April 2022); the Legal Aid Society (November 2013—January 2020); Hain Celestial Group, Inc. (December 2000—February 2020); American Lawyer Media (January 2010—July 2014); and the Coinmach Service Corp. (December 2009—June 2013). Mr. Meltzer has received several awards and honors, and has been actively involved in philanthropic activity throughout his career. Mr. Meltzer received Juris Doctor degree in law from New York University School of Law and an A.B. from Harvard College. Mr. Meltzer currently sits on a number of boards, including Haymaker Acquisition Corp. 4 since February 2021; Ubicquia LLC since February 2021; MSP Recovery, Inc. since May 2022; Aearo Holding LLC since June 2022; Empatan Public Limited Company since August 2022; AID Holdings II since January 2023; Klein Hersh since February 2023; Cyxtera Technologies, Inc. since April 2023; John C. Heath, Attorney at Law PC d/b/a/ Lexington Law since May 2023; Elixir, a subsidiary of Rite Aid, since August 2023; SK Neptune Husky Intermediate I S.a.r.l. and related affiliates since November 2023; Careismatic Brands Inc. since November 2023; and Audacy Inc., since November 2023.

Skills & Expertise: Mr. Meltzer brings legal, finance, business, and leadership experience, and is qualified to serve as a director due to his experience representing clients on high-profile, complex matters and his leadership qualities in managing large organizations. During his tenure, Mr. Meltzer led of a small group of senior executives that managed the firm through a cyberattack.

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MATTERS TO COME BEFORE THE ANNUAL MEETING

PROPOSAL 2
RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has selected Deloitte as MSP Recovery’s independent registered public accounting firm to audit the consolidated financial statements of MSP Recovery for the fiscal year ending December 31, 2025.

Stockholder ratification of the selection of our independent registered public accounting firm is a matter of good corporate practice. In the event that this selection is not ratified by the affirmative vote of a majority of the shares cast during the meeting or by proxy of stockholders entitled to vote at the meeting, the appointment of the independent registered public accounting firm may be reconsidered by the Audit Committee. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interests of MSP Recovery and our stockholders.

Principal Accounting Fees and Services

The following is a summary of the fees billed to us by Deloitte & Touche LLP (“Deloitte”) for professional services rendered for the fiscal years ending December 31, 2024 and 2023.

Accounting Fees and Services
Fee Category	2024	2023
Audit Fees	$1,692,287	$1,475,236
Audit-Related Fees	$208,790	$226,895
Tax Fees	—	—
All Other Fees	—	—
Total Fees	$1,901,077	$1,702,131

Audit Fees. The aggregate audit fees (inclusive of out-of-pocket expenses) billed by Deloitte were for professional services rendered for the audit of our annual financial statements and review of financial statements included in our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q filed with the SEC, and for services that are normally provided by the independent registered certified public accountants in connection with such filings, including amendments, or engagements for the fiscal year ended December 31. Audit Fees for 2024 include $171,000 of 2023 Audit Fees billed subsequent to the filing of the 2023 Annual Report on Form 10-K.

Audit Related Fees. This category consists of assurance and related services by the independent registered public accounting firm that are reasonably related to the performance of the audit or review of our financial statements and are not reported above under “Audit Fees.” The services for the fees that would normally be disclosed under this category include consultation regarding our correspondence with the SEC and other accounting consulting.

Tax Fees. This category consists of professional services rendered by our independent registered public accounting firm for tax compliance, tax advice and tax planning. The services for

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the fees that would normally be disclosed under this category include tax return preparation and technical tax advice.

All Other Fees. This consists of fees billed for products and services other than those described above.

Pre-Approval of Audit and Non-Audit Services

The Audit Committee has established a policy to review and approve the engagement of our independent auditors to perform audit services and any permissible non-audit services.

Vote Required and Board Recommendation

The vote required for the ratification of the selection of Deloitte as our auditor is the affirmative vote of a majority of the votes cast at the Annual Meeting. The Board recommends that you vote “FOR” the ratification of the selection of Deloitte as our auditor.

Request for Proposals

In consultation with Deloitte and in furtherance of cost cutting efforts, the Audit Committee recently authorized the Company's management to initiate a process to acquire external auditing services proposals for the year ending December 31, 2025, including the review of the third quarter period ending September 30, 2025. After receiving and reviewing these proposals, the Audit Committee expects to select and appoint a new independent registered public accounting firm.

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CORPORATE GOVERNANCE

Corporate Governance Principles and Code of Ethics

Our Board is committed to sound corporate governance principles and practices. In order to clearly set forth our commitment to conduct our operations in accordance with our high standards of business ethics and applicable laws and regulations, our Board adopted Corporate Governance Guidelines applicable to our directors, executive officers and employees that complies with the rules and regulations of Nasdaq. A copy of our Corporate Governance Guidelines is available on our corporate website at https://investors.msprecovery.com, in the “Documents & Charters” section in the “Corporate Governance” tab. The information on our website shall not be deemed incorporated by reference in this Proxy Statement. You also may obtain without charge a printed copy of the Corporate Governance Guidelines by sending a written request to: MSP Recovery General Counsel, 3150 SW 38th Avenue, Suite 1100, Miami, Florida 33146.

Corporate Responsibility

Using proprietary data and analytics, we discover and recover improper healthcare related payments, thus reducing the financial burden on healthcare entities, which should contribute to lower health insurance costs and the availability of government funded health programs for years to come. In our pursuit, we endeavor to make the right decisions with integrity, corporate responsibility, and ethics to protect and enhance the interests of all stakeholders.

We are committed to creating and maintaining a workplace free from discrimination or harassment on the basis of race, color, citizenship, religion, creed, national origin, ancestry, gender, sexual orientation, age, marital status, veteran status, disability, medical condition, or any other status protected by applicable law. Our global employment policies and compliance trainings prohibit such discrimination and harassment. Our management team and employees are also expected to exhibit and promote honest, ethical, and respectful conduct in the workplace. Moreover, we believe our values-based culture is a critical component to our success and our employees are critical to the success of the Company. We strive to create a supportive environment, where employees can contribute, learn, and grow in their careers. MSP Recovery also prioritizes employee development and training, which we believe has a direct impact on employee growth, engagement, and retention.

Board of Directors

The business and affairs of the Company are managed by or under the direction of the Board. The Board is currently composed of seven members.

The Board held 12 meetings and acted by written consent without a meeting on 15 occasions during the year ended December 31, 2024. In 2024, each person serving as a director attended at least 75% of the total number of meetings of our Board and any Board committee on which he or she served.

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Board Committees

Pursuant to our bylaws, our Board may establish one or more committees of the Board however designated, and delegate to any such committee the full power of the Board, to the fullest extent permitted by law.

The standing committees of our Board currently include an Audit Committee, a Cybersecurity Subcommittee of the Audit Committee, a Compensation Committee, and a Nominating and Corporate Governance Committee. Each of the committees reports to the Board as such committee deems appropriate and as the Board may request.

The Company’s Corporate Governance Guidelines and the charters of the Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee of the Board of Directors are available on the Company’s website, https://investors.msprecovery.com, in the “Documents & Charters” section in the “Corporate Governance” tab. The Company shall provide to any person without charge, upon request, a copy of any of the foregoing materials. Any such request must be made in writing to the General Counsel of the Company, c/o MSP Recovery, Inc., 3150 SW 38th Avenue, Suite 1100, Miami, Florida 33146.

The composition, duties, and summary of responsibilities of these committees are as follows:

Committee Composition
Board Member	Audit Committee	Compensation Committee	Nom. & Corp. Governance Committee
John H. Ruiz			Chair
Frank C. Quesada			Member
Ophir Sternberg
Beatriz M. Assapimonwait		Member
Michael Arrigo	Member	Chair
Thomas Hawkins	Chair
Roger Meltzer	Member

Audit Committee

Mr. Hawkins, Mr. Meltzer, and Mr. Arrigo serve on the Audit Committee. Mr. Hawkins qualifies as the Audit Committee financial expert as defined in Item 407(d)(5) of Regulation S-K promulgated under the Securities Act, and serves as Chairperson of the Audit Committee. The Audit Committee operates under a written charter adopted by the Board. The charter contains a detailed description of the scope of the Audit Committee’s responsibilities and how they will be carried out. According to its charter, the Audit Committee shall consist of at least three members, each of whom shall be a non-employee director who has been determined by the Board to meet the independence requirements of Nasdaq, and also Rule 10A-3(b)(1) of the SEC, subject to the exemptions provided in Rule 10A-3(c). The Audit Committee’s charter is available on our website at https://investors.msprecovery.com, in the “Documents & Charters” section in the “Corporate Governance” tab. The information on our website shall not be deemed incorporated by reference

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in this proxy statement. The Audit Committee held five meetings and acted by written consent without a meeting on one occasion during the year ended December 31, 2024.

The Audit Committee’s charter describes the primary functions of the Audit Committee, including, but not limited to, the following:

A.
Oversight of the Independent Auditor
•
retention of the independent auditor;
•
assessment the independent auditor’s independence;
•
evaluation of the qualifications and performance of the independent auditors;
•
oversight of the work of the independent auditor;
•
establish the terms of the audit engagement;
•
consider rotation of the independent auditor; and
•
consider for approval services proposed by the independent auditor for the Company.
B.
Financial Statements and Other Financial Disclosures
•
review and discuss with management and the independent auditor critical accounting policies and practices used by the Company and consider significant changes thereto;
•
review and discuss with management and the independent auditor the audited and unaudited financial statements;
•
submit an annual audit committee report for inclusion in the proxy statement or annual report; and
•
review earnings releases with management and the independent auditor.
C.
Controls and Procedures
•
oversee management’s design and maintenance of the Company’s internal control over financial reporting, disclosure controls, and procedures;
•
review and discuss with management and the independent auditor the certifications and related disclosures by the CEO and CFO in periodic reports; and
•
maintain policies regarding the hiring of employees and former employees of the independent auditor.
D.
Risk Management, Compliance, and Ethics
•
review and discuss with management and the independent auditor significant risks or exposures, including cybersecurity, privacy standards, and the Company’s policies and processes with respect to risk assessment and risk management;
•
review legal, regulatory, and compliance matters, the Company’s Code of Business Conduct and Ethics for changes deemed necessary, and requested waivers;

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•
establish “whistleblower” procedures; and
•
review related person transactions and other significant conflicts of interest.
E.
Self-Evaluation, Reporting, and Other
•
conduct period self-evaluations of the Audit Committee performance;
•
report regularly to the Board of Directors; and
•
undertake such other responsibilities delegated to the Audit Committee from time to time.

Compensation Committee

Mr. Arrigo and Ms. Assapimonwait serve on the Compensation Committee. Mr. Arrigo serves as the Chairperson of the Compensation Committee. The Compensation Committee operates under a written charter adopted by the Board. The charter contains a detailed description of the scope of the Compensation Committee’s responsibilities and how they will be carried out. The Compensation Committee’s charter is available on our website at https://investors.msprecovery.com, in the “Documents & Charters” section in the “Corporate Governance” tab. The information on our website shall not be deemed incorporated by reference in this proxy statement. The Compensation Committee may delegate any of its responsibilities to one or more subcommittees as the Compensation Committee may from time to time deem appropriate. The Compensation Committee held two meetings during the year ended December 31, 2024.

The Compensation Committee’s duties, which are specified in our Compensation Committee’s charter, include, but are not limited to:

A.
Compensation Oversight
•
establish and oversee compensation philosophy and programs;
•
review and approve corporate goals and objectives relevant to officer compensation;
•
evaluate the CEO and other executive officers’ performance against corporate goals and objectives;
•
review and approve employment, compensation, benefit, and severance agreements;
•
review management compensation programs and recommend modifications;
•
approve special perquisites and other compensation and benefit arrangements;
•
review, approve, recommend, and administer equity-based compensation plans;
•
review and approve non-equity based compensation plans;
•
after the Company ceases to be an “emerging growth company,” (i) review compensation to assess whether policies and practices could lead to excessive risk taking behavior, (ii) conduct a say-on-pay vote and recommend the frequency of say-on-pay votes, and (iii)

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produce a report on executive compensation if required, review and discuss with management the “Compensation Discussion and Analysis” required by the SEC;
•
assess engagement agreements with, and the work of, compensation consultants;
•
if the Company ceases to be a “controlled company” assess the independence of compensation consultants and other advisors to the committee;
•
recommend to the Board for approval general principles for determining director compensation; periodically review executive officer stock ownership; and
•
review and oversee stockholder proposals relating to compensation matters.
B.
Self-Evaluation, Reporting, and Other
•
conduct period self-evaluations of the Compensation Committee performance;
•
report regularly to the Board of Directors; and
•
undertake such other responsibilities delegated to the Compensation Committee from time to time.

The charter provides that the Compensation Committee is empowered to inquire into any matter that it considers appropriate to carry out its responsibilities, with access to all books, records, facilities and personnel of the Company, and, subject to the direction of the Board, the Committee is authorized and delegated the authority to act on behalf of the Board with respect to any matter it determines to be necessary or appropriate to the accomplishment of its purposes.

The Compensation Committee may, in its sole discretion, retain or obtain the advice of a compensation consultant, legal counsel or other adviser and will be directly responsible for the appointment, compensation and oversight of the work of any such adviser.

So long as the Company remains a “controlled company” under the rules applicable to companies listed on the Nasdaq Stock Market, each member of the Committee shall not be required to be an “independent” director in accordance with the applicable listing standards of Nasdaq, including for the purposes of serving on the Compensation Committee. If the Company ceases to be a “controlled company,” the Committee shall assess the independence of compensation consultants, legal, and other advisers to the Committee, taking into consideration the factors specified in the listing standards of Nasdaq prior to the retention of any advisers to the Committee, and annually or from time to time as the Committee deems appropriate.

The Committee shall recommend to the Board for approval general principles for determining the form and amount of director compensation, and, subject to such principles, shall evaluate annually the status of Board compensation in relation to comparable U.S. companies (in terms of size, business sector, etc.), reporting its findings and recommendations to the Board for approval.

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Compensation Consultant

In December 2022, the Company engaged Pearl Meyer & Partners, LLC (“Pearl Meyer”), to conduct executive compensation consulting services. Pearl Meyer reports directly to the Compensation Committee. While conducting assignments, Pearl Meyer interacts with the Compensation Committee, members of the Board, and senior management as needed. The Compensation Committee has the sole discretion to retain or obtain advice from, oversee, and terminate any compensation consultant, legal counsel, or other adviser to the Committee, and is directly responsible for the appointment, compensation, and oversight of any work of such adviser retained by the Committee. The Company will provide appropriate funding (as determined by the Committee) for the payment of reasonable compensation to any such adviser.

The scope of the Pearl Meyer engagement includes assisting the Committee as requested in pre-planning meetings to discuss and finalize the Committee agendas and review materials to be presented to the full Committee; work with the Company or its outside counsel to review proxy disclosures pertaining to executive compensation; issue an annual letter to the Committee which will summarize its annual advisory services and independence as required under Nasdaq rules; assist counsel as necessary to develop the descriptive text to properly support the executive compensation disclosure tables; and work directly with the Compensation Committee to develop the Compensation Committee Report.

The Compensation Committee evaluated the independence of Pearl Meyer to assess whether their work raised conflicts of interest under Nasdaq listing standards and SEC rules. Based on this review, Pearl Meyer was determined to be independent and their work did not raise any conflicts of interest.

Nominating and Corporate Governance Committee

Messrs. Ruiz and Quesada serve on the Nominating and Corporate Governance Committee. Mr. Ruiz serves as the Chairperson of the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee operates under a written charter adopted by the Board. The charter contains a detailed description of the scope of the Nominating and Corporate Governance Committee’s responsibilities and how they will be carried out. The Nominating and Corporate Governance Committee’s charter is available on our website at https://investors.msprecovery.com, in the “Documents & Charters” section in the “Corporate Governance” tab. The information on our website shall not be deemed incorporated by reference in this proxy statement. The Nominating and Corporate Governance Committee held one meeting and acted by written consent without a meeting on one occasion during the year ended December 31, 2024.

The Nominating and Corporate Governance Committee’s duties, which are specified in our Nominating and Corporate Governance Committee’s charter, include, but are not limited to:

A.
Nominating and Governance Oversight
•
identify, screen, and recommend director candidates for election or re-election;

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•
oversee Company policies and procedures with respect to director candidates;
•
review and recommend for modification, approval, and disclosure of policies and procedures for identifying and screening board nominees, criteria used for evaluation of board member nominees, and policies regarding diversity of the board;
•
annually review relationships between the directors and the Company for independence;
•
assess the appropriateness of directors continuing to serve on the Board;
•
assess periodically the size and composition of the Board and recommend changes;
•
review the Board’s leadership structure and recommend changes;
•
review the Board committee structures and recommend committee appointments;
•
develop, oversee, and coordinate with management on director orientation programs;
•
recommend to the Board the methodology for and coordinate and oversee the periodic self-evaluation of the Board and its committees;
•
develop and recommend to the Board, and periodically review and recommend modifications to, the Corporate Governance Guidelines and other governance policies of the Company; and
•
review and report on or make recommendations to the Board about significant emerging corporate governance issues and practices.
B.
Self-Evaluation, Reporting, and Other
•
conduct period self-evaluations of the Nominating and Corporate Governance Committee performance;
•
report regularly to the Board of Directors; and
•
undertake such other responsibilities delegated to the Nominating and Corporate Governance Committee from time to time.

Process and Considerations for Nominating Board Candidates

The Board’s objective is that its membership be composed of a diverse group of experienced and dedicated individuals. The Nominating and Corporate Governance Committee is responsible for identifying, evaluating, recruiting, and recommending qualified candidates to the Board for nomination or election and for filling vacancies occurring between annual meetings of stockholders. Candidates for membership on the Board will be reviewed in the context of the existing membership of the Board, the operating requirements of the Company, and the long-term interests of stockholders. A director’s qualifications in light of these criteria are considered at least each time such director is renominated for Board membership. The Nominating and Corporate Governance Committee may apply several criteria in selecting nominees. At a minimum, the Nominating and Corporate Governance Committee considers:

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•
Personal qualities and characteristics, accomplishments and reputation in the business community;
•
Current knowledge and contacts in the communities in which the Company does business and in the Company’s industry or other industries relevant to the Company’s business;
•
Ability and willingness to commit adequate time to Board and committee matters;
•
The fit of the individual’s skills and personality with those of other directors and potential directors in building a Board that is effective, collegial, and responsive to the needs of the Company; and
•
Diversity of viewpoints, background, experience and other demographics.

Board Operations

The Board directs and oversees the management of the business and affairs of the Company in a manner consistent with the best interests of the Company. The Board’s responsibility is one of oversight, and in performing its oversight role, the Board serves as the ultimate decision-making body of the Company, except for those matters reserved to or shared with our stockholders.

The Board selects its chairperson and the Company’s Chief Executive Officer in the manner and based on the criteria that the Board deems appropriate. Therefore, the Board does not have a policy on whether the roles of Chairperson and Chief Executive Officer should be separate or combined and, if it is to be separate, whether the Chairperson should be selected from the independent directors. At the present time, Mr. Ruiz serves as the Chairperson of the Board. The Board believes that the current leadership structure is in the best interest of the Company and its stockholders given Mr. Ruiz’s role in co-founding and leading the Company. Mr. Ruiz possesses detailed and in-depth knowledge of the issues, opportunities, and challenges facing the Company in its business and is thus best positioned to develop agendas that ensure that the Board’s time and attention are focused on the most critical matters relating to the business of the Company. His combined role enables decisive leadership, ensures clear accountability, and enhances the Company’s ability to communicate its message and strategy clearly and consistently to the Company’s stockholders, employees, and clients.

In addition, the Board believes that the leadership structure enables the Board to focus on key policy and operational issues and helps the Company operate in the best interests of its stockholders. The Board has not designated a lead director. The independent directors call, plan, and chair their executive sessions collaboratively and, between board meetings, communicate with management and one another directly. Under these circumstances, the directors believe designating a lead director to take on responsibility for functions in which they all currently participate might detract from rather than enhance performance of their responsibilities as directors. The Company believes that these arrangements afford the independent directors sufficient resources to supervise management effectively, without being overly engaged in day-to-day operations.

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Board Oversight of Enterprise Risk

The Board is actively involved in the oversight and management of risks that could affect the Company. This oversight and management is conducted primarily through the committees of the Board identified above, but the full Board has retained responsibility for general oversight of risks. The Audit Committee is primarily responsible for overseeing the risk management function, specifically with respect to management’s assessment of risk exposures (including risks related to cyber, liquidity, credit, operations, and regulatory compliance, among others), and the processes in place to monitor and control such exposures. The other committees of the Board consider the risks within their areas of responsibility. The Board satisfies its oversight responsibility through full reports by each committee chair regarding the committee’s considerations and actions, as well as through regular reports directly from officers responsible for oversight of particular risks within the Company.

Director Independence

Our Board has determined that five of our directors, Michael F. Arrigo, Beatriz Assapimonwait, Thomas Hawkins, Ophir Sternberg, and Roger Meltzer, qualify as “independent” directors within the meaning of the independent director guidelines of Nasdaq and applicable SEC rules. The Nasdaq independence definition includes a series of objective tests regarding a director’s independence and requires that the Board make an affirmative determination that a director has no relationship with us that would interfere with such director’s exercise of independent judgment in carrying out the responsibilities of a director. As part of the Board’s determination, among other factors, the Board considered certain relationships of directors, including employment by MSP Recovery.

Anti-Hedging and Anti-Pledging Policies

The Company has policies prohibiting: (1) each director, officer, consultant, and employee of the Company from trading in options, puts and calls or similar instruments on securities of the Company, including shares of Common Stock or preferred stock and warrants (“MSP Recovery Securities”), or selling MSP Recovery Securities “short,” including a “sale against the box;” (2) each director, officer, and employee of the Company, each such person’s spouse, minor children and anyone else living in such person’s household, partnerships in which such person is a general partner, trusts of which such person is a trustee, estates of which such person is an executor and other equivalent legal entities that such person controls from holding MSP Recovery Securities in margin accounts; and (3) each director, officer, consultant and employee of the Company from pledging MSP Recovery Securities when he or she has knowledge of material information concerning the Company that has not been disclosed to the public.

Communications with the Company and the Board

Stockholders may communicate with the Company through its Investor Relations Department by writing to: Investor Relations, MSP Recovery, Inc., 3150 SW 38th Avenue, Suite 1100, Miami, Florida 33146 or via email at investors@msprecovery.com.

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Stockholders interested in communicating with our Board, any Board committee, any individual director, or any group of directors (such as our independent directors) should send written correspondence to MSP Recovery, Inc. Board of Directors, Attn: Corporate Secretary, 3150 SW 38th Avenue, Suite 1100, Miami, Florida 33146. The Corporate Secretary will forward all such communications directly to our Board, such Board committee, such individual director, or such group of directors, as applicable.

Householding of Meeting Materials

Unless we have received contrary instructions from one or more of the affected stockholders, we will send a single copy of our 2024 Annual Report and 2025 Proxy Statement or Notice of Internet Availability to any household at which two or more stockholders reside. Each stockholder in the household will continue to receive a separate proxy card. This process, known as “householding,” reduces the volume of duplicate information received at your household and helps to reduce our expenses.

If, at any time, a stockholder no longer wishes to participate in “householding,” and would prefer to receive a separate copy of the 2024 Annual Report and 2025 Proxy Statement or Notice of Internet Availability, and/or wishes to receive separate copies of annual reports and proxy statements or Notices of Internet Availability in the future, or if, at any time, stockholders who share an address and receive separate copies of the 2024 Annual Report and 2025 proxy Statement or Notice of Internet Availability would like to receive a single copy of our annual report and proxy statement or Notice of Internet Availability in the future, such stockholder or stockholders may (1) notify its or their broker or brokers or (2) direct its or their written request to Investor Relations and General Counsel, MSP Recovery, Inc., 3150 SW 38th Avenue, Suite 1100, Miami, Florida 33146.

Upon written or oral request of a stockholder at a shared address to which a single copy of the 2024 Annual Report and 2025 Proxy Statement or Notice of Internet Availability was delivered, we will deliver promptly separate copies of these documents.

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AUDIT COMMITTEE REPORT

Pursuant to rules adopted by the SEC designed to improve disclosures related to the functioning of corporate audit committees and to enhance the reliability and credibility of financial statements of public companies, the Audit Committee of our Board of Directors submits the following report:

Audit Committee Report to Stockholders

The Audit Committee of the Board is responsible for providing independent, objective oversight of the Company’s accounting functions and internal controls. The Audit Committee is composed of three directors, each of whom is independent as defined by the Listing Rules. The Audit Committee operates under a written charter approved by the Board and held nine meetings in fiscal year 2024. A copy of the charter is available on the Company’s website at https://investors.msprecovery.com, in the “Documents & Charters” section in the “Corporate Governance” tab.

Management is responsible for the Company’s internal controls over financial reporting, disclosure controls and procedures, and the financial reporting process. The independent registered public accounting firm is responsible for performing an independent audit of the Company’s consolidated financial statements and the effectiveness of the Company’s internal control over financial reporting in accordance with Public Company Accounting Oversight Board (PCAOB) standards and to issue reports thereon. The Audit Committee’s responsibility is to monitor and oversee these processes, including the activities of the Internal Audit function. The Audit Committee has established a mechanism to receive, retain, and process complaints on auditing, accounting and internal control issues, including the confidential, anonymous submission by employees, vendors, customers and others of concerns on questionable accounting and auditing matters.

In connection with these responsibilities, the Audit Committee met with management and the independent registered public accounting firm to review and discuss the December 31, 2024 audited consolidated financial statements. The Audit Committee also discussed with the independent registered public accounting firm the matters required by Statement on Auditing Standards Update No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU section 380), as adopted by the PCAOB in Rule 3200T. In addition, the Audit Committee received the written disclosures from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent accountant’s communications with the Audit Committee concerning independence, and the Audit Committee has discussed the independent registered public accounting firm’s independence from the Company and its management.

Based upon the Audit Committee’s discussions with management and the independent registered public accounting firm, and the Audit Committee’s review of the representations of management and the independent registered public accounting firm, the Audit Committee

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recommended that the Board include the audited consolidated financial statements in the 2024 Annual Report.

The Audit Committee also has appointed, subject to stockholder ratification, Deloitte as the Company’s independent registered public accounting firm for fiscal year 2025.

Respectfully submitted,
THE AUDIT COMMITTEE

Thomas Hawkins, Chair
Michael F. Arrigo
Roger Meltzer

This Audit Committee Report shall not be deemed to be “soliciting material” or to be “filed” with the SEC or subject to Regulation 14A promulgated by the SEC or to the liabilities of Section 18 of the Exchange Act, and shall not be deemed incorporated by reference into any prior or subsequent filing by the Company under the Securities Act or the Exchange Act, except to the extent that the Company specifically requests that the information be treated as “soliciting material” or specifically incorporates it by reference.

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EXECUTIVE COMPENSATION

The following table presents information regarding the total compensation awarded to, earned by, and paid to the named executive officers of MSP Recovery for services rendered to MSP Recovery in all capacities for the years indicated.

Summary Compensation Table [5]
Name and Principal Position	Year	Salary ($) [1]	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Comp. ($)	Change in Pension Value and Nonqualified Deferred Comp. Earnings ($)	All Other Comp. ($) [2]	Total ($)
John H. Ruiz [3]	2024	$1,800,000	—	—	—	—	—	$7,880	$1,807,880
Chief Executive Officer	2023	$917,500	—	—	—	—	—	$97,108	$1,014,608
Frank C. Quesada [4]	2024	$600,000	—	—	—	—	—	$5,055	$605,055
Chief Legal Officer	2023	$600,000	—	—	—	—	—	$11,873	$611,873
Ricardo Rivera [5]	2024	$600,000		—	—	—	—	$7,835	$607,835
Chief Operating Officer	2023	$600,000	$75,000	—	—	—	—	$7,665	$682,665
1.
The salary amounts indicated represent actual amounts paid during each fiscal year. For Mr. Ruiz, his 2023 salary represents what was paid from January 1, 2023, until June 26, 2023, at which point Mr. Ruiz voluntarily reduced his salary to $35,000. Effective January 1, 2024, Mr. Ruiz’s salary was restored to the full amount set forth in his employment agreement.
2.
Amounts reported in the “All Other Compensation” column reflect amounts paid to our named executive officers by the Law Firm for their services to the Company. The relationship between the Company and the Law Firm, which is an entity that is not part of the Business Combination, is fully described in the 2024 Annual Report (Item 14. Certain Relationships and Related Party Transactions—Certain Relationships and Related Party Transactions-The Company—Legal Services-MSP Recovery Law Firm). Except as detailed below, in 2024 and 2023, the total amount of perquisites and personal benefits for each of the NEOs was less than $10,000.
3.
All Other Compensation includes the cost of employee benefit plan premiums and other insurance benefits, and for 2023, $89,832 per year paid by the Law Firm for life insurance premiums.
4.
All Other Compensation includes the cost of employee benefit plan premiums and other insurance benefits, and for 2024 and 2023, $5,055 per year paid by the Law Firm for life insurance premiums.
5.
All Other Compensation includes the cost of employee benefit plan premiums and other insurance benefits.
6.
During the years 2024 and 2023, the named executive officers did not receive stock awards, option awards, non-equity incentive plan compensation, or non-qualified deferred compensation earnings.

Narrative Disclosure to Summary Compensation Table

For 2024, the principal elements of compensation provided to the named executive officers were base salaries, bonuses, and broad-based employee benefits.

Base Salary

During 2024, each of our named executive officers received an annual base salary from the Company as a fixed component of compensation. See the “Summary Compensation Table.” Base salaries were either determined when the named executive officers entered into their employment agreements or were determined by the Compensation Committee, and are intended to attract and retain individuals with superior talent commensurate with their relative expertise

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and experience. Considerations in determining base salary amounts include the executive’s performance, level of responsibility, experience, and comparative salaries in the marketplace.

Cash Bonus Compensation

The Company paid a cash performance bonus to Mr. Rivera during the fiscal year ended December 31, 2023.

Equity Compensation

The Company did not issue any equity compensation to the named executive officers during the fiscal year ended December 31, 2024. The Company intends to issue equity awards under the Incentive Plan, a copy of which is filed as an Exhibit 10.16 to our Form S-1 Registration Statement filed on November 30, 2022.

Outstanding Equity Awards at Fiscal Year-End

As of December 31, 2024, the named executive officers did not have any outstanding equity awards.

Fiscal Year 2024 Non-Employee Director Compensation Table

The Board determines the form and amount of director compensation after its review of recommendations made by the Compensation Committee. The following table provides information regarding the total compensation that was earned by or paid to each of our non-employee directors during the fiscal year ended December 31, 2024. Other than as set forth in the table and described below, we did not pay any compensation, make any equity awards or non-equity awards to, or pay any other compensation to any of the non-employee members of our Board. John H. Ruiz, our Chief Executive Officer, did not receive any compensation for his service as a member of our Board during 2024. Frank C. Quesada, our Chief Legal Officer, did not receive any compensation for his service as a member of our Board during 2024. To the extent applicable, we reimburse non-employee directors for travel expenses incurred in attending meetings of our Board or any committee thereof.

2024 Non-Employee Director Compensation Table
Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	Total Compensation
Ophir Sternberg	$71,100	$165,900	—	—	—	$237,000
Beatriz Assapimonwait	$90,100	$165,900	—	—	—	$256,000
Michael Arrigo	$121,100	$165,900	—	—	—	$287,000
Thomas Hawkins	$106,100	$165,900	—	—	—	$272,000
Roger Meltzer	$96,100	$165,900	—	—	—	$262,000

Narrative Disclosure to Non-Employee Director Compensation Table

During the fiscal year ended December 31, 2024, the Compensation Committee and the Board determined that each non-employee director was entitled to receive a $237,000 retainer per year regardless of committee services, paid in 30% cash and 70% equity. In addition to the $237,000 retainer for each non-employee director, some directors received additional payment as follows:

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•
$35,000 cash retainer per year for the chairman of the Audit Committee or $25,000 cash retainer per year for each other member of the Audit Committee; and
•
$25,000 cash retainer per year for the chairman of the Compensation Committee or $19,000 cash retainer per year for each other member of the Compensation Committee.

Compensation for our non-employee directors is not limited to the payments determined by our compensation policies. Our non-employee directors remain eligible to receive equity awards and cash or other compensation as may be provided from time to time at the discretion of our Board. No such awards or payments were made in 2024.

Insider Trading Policy

The Company has adopted an insider trading policy governing the purchase, sale, and/or other dispositions of its securities by its directors, officers, and employees (including those of subsidiaries and Controlled Entities, as defined therein), which the Company believes is reasonably designed to promote compliance with insider trading laws, rules, and regulations, as well as the exchange listing standards applicable to the Company. The policy prohibits trading in the Company’s securities while in possession of material nonpublic information and establishes blackout periods and mandatory pre-clearance procedures for directors and executive officers. It also addresses the prohibition of hedging transactions, short sales, and margin accounts, and includes procedures related to trading windows and the use of Rule 10b5-1 trading plans. A copy of the Company’s Security Trading Policy is filed as Exhibit 19.1 to the 2024 Annual Report.

Company Executive Officer and Director Compensation

The following disclosures concern employment agreements with the Company’s executive officers:

Employment Agreements

We have entered into employment agreements with John H. Ruiz and Frank C. Quesada.

Employment Agreement with John H. Ruiz

Mr. Ruiz serves as our Chief Executive Officer. Under the terms of his employment agreement, he will earn a base salary of not less than $1.8 million, subject to annual review for potential increase (but not decrease) by the Board. In addition, Mr. Ruiz is eligible to receive an annual cash performance bonus of up to 100% of his base salary, based upon the achievement of individual and Company performance objectives and subject to Board approval. In addition, Mr. Ruiz is entitled to: (i) participate in and be granted awards under the MSP Recovery Omnibus Incentive Plan effective as of May 18, 2022 at the discretion of the Board, (ii) participate in the employee benefit plans, including pension, medical, disability and life insurance offered by the Company, and (iii) reimbursement for all reasonable and necessary out-of-pocket business, entertainment and travel expenses.

During the term of Mr. Ruiz’s employment agreement, he will be bound by non-competition and non-solicitation obligations. Upon a termination of Mr. Ruiz’s employment without Cause (as

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defined in his employment agreement) or the resignation by Mr. Ruiz for Good Reason (as defined in his employment agreement), Mr. Ruiz will be entitled to receive all accrued, determined and unpaid compensation, a pro-rata bonus payment for the fiscal year of termination based on actual performance results for the full annual performance period and a severance payment of Mr. Ruiz’ base salary for a period of six months after the date of termination.

Effective June 26, 2023, Mr. Ruiz voluntarily reduced his salary to $0.04 million. On April 12, 2024 the Board of Directors voted to reinstate Mr. Ruiz’s salary retroactively from January 1, 2024 in accordance with the terms of his employment agreement.

Employment Agreement with Frank C. Quesada

Mr. Quesada serves as our Chief Legal Officer. Under the terms of his employment agreement, he will earn a base salary of not less than $0.6 million, subject to annual review for potential increase (but not decrease) by the Board. In addition, Mr. Quesada is eligible to receive an annual cash performance bonus of up to 100% of his base salary, based upon the achievement of individual and Company performance objectives and subject to Board approval. In addition, Mr. Quesada is entitled to: (i) participate in and be granted awards under the MSP Recovery Omnibus Incentive Plan effective as of May 18, 2022 at the discretion of the Board, (ii) participate in the employee benefit plans, including pension, medical, disability and life insurance offered by the Company, and (iii) reimbursement for all reasonable and necessary out-of-pocket business, entertainment and travel expenses.

During the term of Mr. Quesada’s employment agreement, he will be bound by non-competition and non-solicitation obligations. Upon a termination of Mr. Quesada’s employment without Cause (as defined in his employment agreement) or the resignation by Mr. Quesada for Good Reason (as defined in his employment agreement), Mr. Quesada will be entitled to receive all accrued, determined and unpaid compensation, a pro-rata bonus payment for the fiscal year of termination based on actual performance results for the full annual performance period and a severance payment of Mr. Quesada’s base salary for a period of six months after the date of termination.

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Related Person Policy

Our Corporate Governance Guidelines requires us to avoid or adequately disclose related party transactions that could result in actual or potential conflicts of interests, except under guidelines approved by the Board (or the Audit Committee). Pursuant to our Related Person Transaction Policy, related-person transactions are defined as transactions or arrangements or a series of transactions or arrangements in which: (i) the Company (including, for the avoidance of doubt, its direct and indirect subsidiaries and controlled entities) participates (whether or not the Company is a party), and (ii) a Related Person has a direct or indirect material interest in such transaction. A conflict-of-interest situation can arise when a person takes actions or has interests that may make it difficult to perform his or her work objectively and effectively or interferes (or appears to interfere) with the Company’s interests. Our Related Person Transaction Policy applies to: (i) Board members; (ii) Executive Officers; (iii) nominees for election to the Board; (iv) stockholders known to the Company to own of record or beneficially more than 5% of any class of the Company’s voting securities; and (v) Immediate Family Members (as defined therein) of any of the foregoing persons.

Our Audit Committee, pursuant to its written charter, is responsible for reviewing and approving related-party transactions to the extent we enter into such transactions. The Committee shall review all Related Person Transactions reported to the Committee and may, in its discretion based upon a determination that such transactions are in the best interests of the Company and such other determinations as the Committee deems appropriate: (i) approve or ratify such transactions, as applicable, (ii) request that the transaction be modified as a condition to the Committee’s approval or ratification, or (iii) reject the transaction. Such transactions will require prior approval by our Audit Committee and, to the extent required by Section 144 of the Delaware General Corporation Law, a majority of our disinterested directors or members of the committee to which such transaction is presented for approval. We will not enter into any such transaction unless our Audit Committee and, to the extent required by the Delaware General Corporation Law, a majority of our disinterested directors or members of the committee to which such transaction is presented for approval determine that the terms of such transaction are no less favorable to us than those that would be available to us with respect to such a transaction from unaffiliated third parties.

These procedures are intended to determine whether any such related party transaction impairs the independence of a director or presents a conflict of interest on the part of a director, employee or officer.

Loans from Related Parties

During the year ended December 31, 2022, the Company issued an unsecured promissory note in an aggregate principal amount of $112.8 million (the “Promissory Note”) to John H. Ruiz and Frank C. Quesada, the Company’s Chief Executive Officer and director and Chief Legal Officer and director, respectively (collectively, the “MSP Principals”), in exchange for the MSP Principals

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agreeing to provide cash to pay transaction costs related to the Merger, pay down affiliate payable balances, and provide operating cash to the Company. In addition to the amounts in the Promissory Note, in connection with the Business Combination, the MSP Principals contributed $13.0 million through funds that had been loaned to VRM MSP to cover related service fees. The Promissory Note as well as the amount contributed at the merger date bears interest at an annual rate of 4%, payable in kind, and will mature on the four-year anniversary of the issuance. The Promissory Note is payable by the Company at any time, without prepayment penalties, fees, or other expenses. The Company recorded $5.0 million of interest expense related to the Promissory Note for each of the years ended December 31, 2024 and 2023.

A portion of the proceeds under the Promissory Note in an amount equal to $36.5 million was advanced to the Law Firm (the “Law Firm Advance”), an affiliate of certain Members, for certain operating expenses pursuant to a legal services agreement. During the three months ended September 30, 2024, the Company amortized all remaining advances to the Law Firm. This amount is reflected in prepaid expenses and other current assets within the consolidated balance sheets and had a balance of $0 and $7.7 million as of December 31, 2024 and 2023, respectively. The advances of Law Firm expenses are reflected in Professional fees - legal within the consolidated statement of operations. The advances are expensed as incurred, as the Company does not have recourse to any amounts incurred should Law Firm fail to secure recoveries, although it does have recourse to any amounts advanced that have not been incurred as an expense.

Under the legal services agreement, Company shall advance certain of Law Firm’s monthly expenses, including payroll and overhead; however, should Law Firm earn fees under the legal service agreements (the “Existing LSAs”) noted below, net of pre-existing obligations including payments to co-counsel sufficient to cover its monthly expenses, Company is entitled to reimbursement of the advance of said monthly expenses. Further, to the extent that Law Firm earns a surplus of fees in excess of its monthly expenses, said surplus shall be used to reimburse past amounts of Law Firm’s monthly expenses that Company advanced. For the years ended December 31, 2024 and 2023, approximately $7.7 million and $19.2 million, respectively, of the $36.5 million advanced by the Company to the Law Firm has been incurred for expenses pursuant to the legal services agreement.

MSP Principals’ Pledge - Claims Proceeds Investment Agreement

As disclosed in in the 2024 Annual Report (Note 9, Claims Financing Obligations and Notes Payable to the consolidated financial statements included in our 2024 Annual Report), the MSP Principals pledged 80,000 shares to secure payment of the original principal amount of the CPIA. The CPIA holder (“Holder”) has raised a dispute relating to the total number of shares that the MSP Principals were required to pledge under the Pledge Agreement; however, before any pledged shares may be transacted upon, Holder must have monetized the CPIA Warrant. As of the date of this report, Holder has not monetized the CPIA Warrant. As the Company has an obligation to pay this indebtedness through cash proceeds from certain purchased claims recovery rights, the $80.0 million of amounts owed as of December 31, 2024 was included as Claims financing obligation and notes payable on the consolidated balance sheet.

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Legal Services Agreement - Law Firm

Certain Company entities have previously entered into the Existing LSAs with the Law Firm, an affiliate of certain Members, for the recovery of Claims. Pursuant to the terms of the Existing LSAs, the Law Firm provides the Company with investigation, case management, research and legal services in the pursuit of recovery of Claims in exchange for a portion of the recovered proceeds relating to such Claims. The Existing LSAs also provide that the Law Firm serves as lead counsel or co-lead counsel for any litigation relating to such Claims.

As of December 31, 2024, the Company has a payable to the Law Firm amounting to $1.8 million. For the years ended December 31, 2024 and 2023, $7.7 million and $19.2 million, respectively, was included in Professional fees - legal for expenses related to the Law Firm in the consolidated statements of operations.

In addition, during fiscal year 2023, the Company issued an unsecured promissory note in an aggregate principal amount of $4.95 million to the Law Firm, to provide general operational funding (the “Law Firm Loan”). The aggregate unpaid principal amount of this promissory note is due 24 months from the date of the last advance from the Second Amended and Restated First Lien Credit Agreement is made. This promissory note does not carry interest and is payable by the Company at any time, without prepayment penalties, fees, or other expenses. On March 4, 2024, the Board authorized the partial repayment of the Law Firm Loan in the amount of $0.4 million, which funds were to be used for the express purpose of paying property taxes on real property owned and pledged by the MSP Principals to HPH as collateral in connection with the Working Capital Credit Facility.

For the years ended December 31, 2024 and 2023, $3.4 million and $0.3 million, respectively, were included in cost of Claims recoveries for expenses related to the Law Firm in the consolidated statements of operations.

The Law Firm may also collect and/or hold cash on behalf of the Company in the ordinary course of business. As of December 31, 2024 and 2023, $0.8 million and $0.8 million, respectively, was due from the Law Firm and included in the consolidated balance sheets in Affiliate Receivable. In addition, the Company rents office space from the Law Firm.

Pursuant to an April 14, 2025 Amendment No. 1 of the Legal Services Agreement: (i) any obligation by the Company or its subsidiaries to provide further advances to fund the Law Firm was terminated, and (ii) any Compensation, as defined therein, earned by the Law Firm shall first be used to repay the balance of funds advanced by the Company to the Law Firm pursuant thereto.

MSP Recovery Aviation, LLC

The Company may make payments related to operational expenses on behalf of its affiliate, MSP Recovery Aviation, LLC (“MSP Aviation”). The Company has made payments in the periods of the financial statements only related to specifically billed flights. As of both December 31, 2024 and 2023, $0.2 million was due from MSP Aviation and included in the consolidated balance sheets in Affiliate Receivable. For the years ended December 31, 2024 and 2023, $0.2 million and $0.2

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million, respectively, was included in General and Administrative expenses related to MSP Aviation in the consolidated statements of operations.

Funds Held for Other Entities

The Company may collect and/or hold cash on behalf of its affiliates in the ordinary course of business. As of both December 31, 2024 and 2023, $19.8 million was due to affiliates of the Company and included in the consolidated balance sheets in Affiliate Payable. These amounts were primarily due to Series MRCS, and will be repaid either through excess cash flows from operations or other financing. During the year ended December 31, 2021, the Company also entered into a note payable with Series MRCS. As of both December 31, 2024 and 2023, the balance of the note payable was $0.5 million and included in the consolidated balance sheets in Claims financing obligation and notes payable.

As of December 31, 2024 and 2023, there were additional receivables from other affiliates of $0.2 million and $0.2 million, respectively. These were included in the consolidated balance sheets in Affiliate Receivable.

VRM MSP

The Company concluded that VRM MSP is a related party due to ownership interests in the entity held by the MSP Recovery and Series MRCS. For the year ended December 31, 2024, the Company recorded $188.0 million and $124.7 million for interest expense related to the VRM Full Return and Virage MTA Amendment, and for the year ended December 31, 2023, the Company recorded $156.2 million and $65.3 million for interest expense related to the VRM Full Return and Virage MTA Amendment, respectively.

Virage

As discussed in our 2024 Form Annual Report (Note 3, Material Agreements to the consolidated financial statements), the Initial VRM Warrant, as amended, was issued effective January 1, 2024. Until our obligations to VRM are paid in full, the Company has the option every month to continue to pay VRM in one or a combination of: (a) cash, in an amount equal to 1.0% of each calendar month-end balance (which month-end balance shall be increased daily up to 20% per annum based on a formula set forth in the Virage MTA Amendment) of the amount owing to VRM as of each preceding calendar month end and/or (b) the issuance of subsequent Monthly VRM Warrants.

Refer to Note 3, Material Agreements to the consolidated financial statements in our 2024 Form Annual Report, for the listing of warrants issued during the year ended December 31, 2024.

Pursuant to purchase agreements dated March 4, 2024 and August 22, 2024, and as disclosed on Form 4 filings by Mr. John H. Ruiz, the Company’s Chief Executive Officer, the Company issued 17,544 and 14,425, respectively, of unregistered shares of Class A Common Stock to Virage in satisfaction of certain obligations of the Company, which shares were subsequently purchased from Virage by Mr. Ruiz.

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Founder’s Up-C Units – VRM Full Return

As disclosed in Note 3, Material Agreements to the consolidated financial statements in our 2024 Form Annual Report, in connection with the MTA Amendment, the Company agreed to pay VRM an amount equal to the contributions by Virage to VRM MSP plus an annual rate of return of 20% (the “VRM Full Return”). Pursuant to the terms of the agreement with Virage, such amount may be payable by a sale of certain reserved shares of Messrs. John H. Ruiz and Frank C. Quesada, and the delivery of the resulting net cash proceeds thereof to VRM.

Working Capital Credit Facility Collateral

Pursuant to the Second Amended and Restated First Lien Credit Agreement, and in order to secure those additional advances of Term Loan B beginning in January 2024, the Company approved for Messrs. John H. Ruiz and Frank C. Quesada to provide, as additional collateral, the following: (i) a pledge of the equity interests in an Affiliate of Messrs. John H. Ruiz and Frank C. Quesada; (ii) a mortgage on real property owned by an Affiliate of Messrs. John H. Ruiz and Frank C. Quesada, and (iii) a personal guaranty by Messrs. John H. Ruiz and Frank C. Quesada, as primary obligors, guaranteeing those additional advances of Term Loan B beginning in January 2024. On December 22, 2023, our Board approved the Company's payment of certain costs and fees (including legal fees) on behalf of John H. Ruiz and Frank C. Quesada, associated with the mortgage granted in connection with said guaranty, totaling $0.1 million. On March 4, 2024, the Board authorized the partial repayment of the Law Firm Loan in the amount of $0.4 million, which funds were to be used for the express purpose of paying property taxes on real property owned and pledged by the MSP Principals to HPH as collateral in connection with the Working Capital Credit Facility.

Employee Transfer to Law Firm

As part of the ongoing efforts in connection with the Corporate Restructuring Plan (see “Restructuring Plans—Corporate Restructuring Plan” below), effective April 26, 2025, 38 Company employees that provide a wide variety of services, including, but not limited to legal, information technology, and clerical services (the “Transferred Employees”) were transferred to, and became employees of, the Law Firm, but will continue supporting the Company’s claim servicing process. The Transferred Employees did not experience changes to their salaries, benefits, titles, or responsibilities in connection with the transfer, and continue to provide services to the Company. Monthly expenses associated with the Transferred Employees of approximately $395,000 are now borne by the Law Firm, and will offset amounts payable to the Company in connection with the Law Firm Advance, as described above, under “Loans from Related Parties,” thus reducing the Law Firm’s liability to the Company.

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DELIVERY OF DOCUMENTS TO

STOCKHOLDERS SHARING AN ADDRESS

To the extent we deliver a paper copy of the proxy materials to stockholders, the SEC rules allow us to deliver a single copy of proxy materials to any household at which two or more stockholders reside, if we believe the stockholders are members of the same family.

We will promptly deliver, upon oral or written request, a separate copy of the proxy materials to any stockholder residing at the same address as another stockholder and currently receiving only one copy of the proxy materials who wishes to receive his or her own copy. Requests should be directed to our Corporate Secretary by mail to MSP Recovery, Inc., 3150 SW 38th Avenue, Suite 1100, Miami, Florida 33146, by email at investors@msprecovery.com, or by phone at 305-614-2222.

OTHER MATTERS

Except as described in this Proxy Statement, the Board of Directors knows of no other matters to be presented at the Annual Meeting. If other matters that require the vote of the shareholders, including a question of adjourning the Annual Meeting, properly come before the Annual Meeting or any adjournment thereof, the holders of the proxies are authorized to vote on these matters in accordance with management’s discretion. The accompanying proxy card confers discretionary authority to take action with respect to any additional matters that may come before the Annual Meeting or any adjournment thereof.

Stockholders are referred to our 2024 Annual Report for financial and other information about the Company. In accordance with the rules of the SEC, we are furnishing our proxy materials, including this proxy statement and 2024 Annual Report, to our stockholders via the Internet at https://www.proxydocs.com/MSPR. In addition, such report and other reports we file with the SEC are available, free of charge, through the Investor Relations section of our website at https://investors.msprecovery.com. The information on our website shall not be deemed incorporated by reference in this proxy statement.

Copies of our 2024 Annual Report, including the financial statements and the financial statement schedules (but excluding exhibits and information incorporated by reference), may be obtained without charge by first class mail or other equally prompt means within one business day of receipt of such request by writing to Investor Relations, General Counsel and Corporate Secretary, MSP Recovery, Inc., 3150 SW 38th Avenue, Suite 1100, Miami, Florida 33146 or by sending an email to investors@msprecovery.com. The SEC maintains a web site that contains our reports, proxy statements, beneficial ownership information and other information that we file electronically with the SEC. The address of this site is http://www.sec.gov.

By Order of the Board of Directors,

58 - 2025 Proxy Statement

John H. Ruiz
Chief Executive Officer Chairman of the Board MSP Recovery, Inc.
June 27, 2025

2025 Proxy Statement - 59

APPENDIX A

MSP RECOVERY
DISCOVER. RECOVER.

P.O. BOX 8016, CARY, NC 27512-9903

Your vote matters!

Have your ballot ready and please use one of the methods below for **easy voting:**

Your control number

Have the 12 digit control number located in the box above available when you access the website and follow the instructions.

MSP Recovery, Inc.

Annual Meeting of Stockholders

For Stockholders of record as of June 11, 2025

Friday, August 8, 2025 10:00 AM, Eastern Time

The Annual Meeting will be held live via the Internet - Please visit www.proxydocs.com/MSPR for more details.

YOUR VOTE IS IMPORTANT!
PLEASE VOTE BY: 10:00 AM, Eastern Time, August 8, 2025.

Internet:
www.proxypush.com/MSPR
- Cast your vote online
- **Have your Proxy Card ready**
- Follow the simple instructions to record your vote

Phone:
1-866-460-4822
- Use any touch-tone telephone
- **Have your Proxy Card ready**
- Follow the simple recorded instructions

Mail:
- Mark, sign and date your Proxy Card
- Fold and return your Proxy Card in the postage-paid envelope provided

Virtual:
You must register to attend the meeting online and/or participate at www.proxydocs.com/MSPR

This proxy is being solicited on behalf of the Board of Directors

The undersigned hereby appoints John H. Ruiz and Frank Quesada (the "Named Proxies"), and each or either of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of capital stock of MSP Recovery, Inc. which the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED IDENTICAL TO THE BOARD OF DIRECTORS RECOMMENDATION. This proxy, when properly executed, will be voted in the manner directed herein. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the meeting or any adjournment or postponement thereof.

You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors' recommendation. The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return this card.

PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE

Copyright © 2025 BetaNXT, Inc. or its affiliates. All Rights Reserved

MSP Recovery, Inc. Annual Meeting of Stockholders

Please make your marks like this: ☒

THE BOARD OF DIRECTORS RECOMMENDS A VOTE:

FOR ON PROPOSALS 1 AND 2

	PROPOSAL	YOUR VOTE			BOARD OF DIRECTORS RECOMMENDS
1.	To elect the three Class III directors of the Company as Class III directors, each for a term of three years or until their successors are duly elected and qualified or until their earlier resignation or removal;	FOR	WITHHOLD		
	1.01 John H. Ruiz	☐	☐		FOR
	1.02 Frank C. Quesada	☐	☐		FOR
	1.03 Ophir Sternberg	☐	☐		FOR
		FOR	AGAINST	ABSTAIN	
2.	To ratify the appointment of Deloitte as the independent registered public accounting firm of the Company for the 2025 fiscal year; and	☐	☐	☐	FOR
3.	To transact any other business that is properly presented during the Annual Meeting or anyadjournments or postponements of the Annual Meeting.				

You must register to attend the meeting online and/or participate at www.proxydocs.com/MSPR

Authorized Signatures - Must be completed for your instructions to be executed.

Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy/Vote Form.

Signature (and Title if applicable) Date

Signature (if held jointly) Date